SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NYMEX HOLDINGS, INC.

One North End Avenue, World Financial Center

New York, New York 10282-1101

(212) 299-2000

Notice of Annual Meeting of Stockholders of NYMEX Holdings, Inc.

to be Held Thursday, May 10, 2007

To the Stockholders of NYMEX Holdings, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of NYMEX Holdings, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, May 10, 2007, at 3:00 p.m. (New York Time), at One North End Avenue, Boardroom 1016, New York, New York 10282-1101 for the following purposes:

Election of Directors

Class I Directors, whose terms will end in the year 2008

•	To elect as a Director the person who has been appointed as the President by the board of directors;

•	To elect one (1) Class I Public Director;

•	To elect three (3) Class I Independent Directors; and

•	To elect two (2) Class I At Large Directors.

Class II Directors, whose terms will end in the year 2009

•	To elect the Chairman Director;

•	To elect the Vice Chairman Director;

•	To elect two (2) Class II Public Directors;

•	To elect two (2) Class II Independent Directors; and

•	To elect two (2) Class II At Large Directors.

Other Business

•	Any other business that may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice, which you are encouraged to read carefully.

Only stockholders of record at the close of business on March 21, 2007 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

All stockholders are invited to attend the Annual Meeting of Stockholders in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card in accordance with the voting instructions contained within the Proxy Statement. Any stockholder attending the Annual Meeting of Stockholders may vote in person even if such person has previously returned a proxy.

A Proxy Statement, proxy card and return envelope accompany this notice.

By Order of the Board of Directors of

NYMEX Holdings, Inc.

DONNA TALAMO

Assistant Corporate Secretary

Dated: April 9, 2007

NYMEX HOLDINGS, INC.

One North End Avenue

World Financial Center

New York, New York 10282-1101

(212) 299-2000

Annual Meeting of Stockholders

to be Held Thursday, May 10, 2007 at:

One North End Avenue, Boardroom 1016

New York, New York 10282-1101

Proxy Statement for an Annual Meeting of

Stockholders

The enclosed Proxy is solicited on behalf of NYMEX Holdings, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 10, 2007 at 3:00 p.m. (New York Time), and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at One North End Avenue, Boardroom 1016, New York, New York 10282-1101.

All shares of stock represented by proxy will be voted in the manner indicated on the proxy card. Your presence at the Annual Meeting will not revoke your proxy, but if you vote at the meeting, that vote will revoke your proxy as to the matter on which your vote is cast at the meeting.

The Company anticipates that the proxy solicitation materials will be mailed on or about April 10, 2007 to all stockholders entitled to vote at the Annual Meeting. Only stockholders of record as of the close of business on March 21, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment of the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, OR VOTE VIA TELEPHONE OR THE INTERNET AS PROVIDED ON THE PROXY CARD.

QUESTIONS AND ANSWERS

Q:	What is the Record Date for the Annual Meeting?

A:	The holders of record of voting stock at the close of business on March 21, 2007 (the “Record Date”), are entitled to notice of, and to cast their vote at, the Annual Meeting of Stockholders (the “Annual Meeting”). At the Record Date, the voting stock of NYMEX Holdings, Inc. (the “Company”) consisted of 92,072,600 shares of outstanding common stock.

Q:	What am I voting on in the election?

A:	As a stockholder of the Company you will cast your vote(s):

Election of Directors

Class I Directors, whose terms will end in the year 2008

•	To elect as a Director the person who has been appointed as the President by the board of directors;

•	To elect one (1) Class I Public Director;

•	To elect three (3) Class I Independent Directors; and

•	To elect two (2) Class I At Large Directors.

Class II Directors, whose terms will end in the year 2009

•	To elect the Chairman Director;

•	To elect the Vice Chairman Director;

•	To elect two (2) Class II Public Directors;

•	To elect two (2) Class II Independent Directors; and

•	To elect two (2) Class II At Large Directors.

Other Business

•	On any other business that may properly come before the meeting.

Q:	Who can vote?

A:	The holders of record of voting stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

Q:	How do I cast my vote in the election?

A:	To vote shares of the Company that you own or over which you have voting control as of the Record Date, you may cast your vote in person at the annual meeting or by proxy. You may cast your vote by proxy by mail, fax, telephone or the internet. Instructions for each method are set forth below. If you vote by proxy using one of these methods, you proxy will cover all of the shares of the Company that you own or over which you have voting control as of the Record Date.

Instructions for voting by proxy:

BY MAIL OR FAX

1. Complete the proxy card indicating your vote with respect to the election of directors by marking an “X” next to the name of each individual within a particular category of directors for whom you are voting in favor of becoming a director.

2. Sign and print your name and the date where indicated on the proxy card. Insert the completed proxy card into the enclosed self-addressed, postage-paid return envelope and seal and mail the return envelope OR submit the proxy card by facsimile by faxing the completed card to (718) 765-8730. Make certain that you complete the proxy card before putting it into the return envelope or faxing it to (718) 765-8730. If the proxy card is not properly filled out, it will be null and void. If you vote by mail or fax, your proxy card must be received by Wednesday, May 9, 2007, at 11:59 p.m. (New York Time).

BY TELEPHONE

You may vote by telephone using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Wednesday, May 9, 2007, at 11:59 p.m. (New York Time). If you vote by telephone you need not return your proxy card, but please have your proxy card handy when you call.

BY INTERNET

You may vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Wednesday, May 9, 2007, at 11:59 p.m. (New York Time). If you vote over the Internet you need not return your proxy card, but please have your proxy card handy when accessing the voting website.

IF YOU VOTE BY PROXY, PLEASE NOTE THE FOLLOWING:

•	Signed proxy cards will be voted as directed. If a proxy card is signed and submitted but no direction is indicated, then such proxy will be voted “FOR” each of the director nominees.

•

If a stockholder votes by more than one method described above or submits more than one proxy card, the last proxy received by the Company shall be presumed to revoke all proxy(ies) received by the Company prior to the last proxy received, regardless of the manner in which such prox(ies) were submitted.

•	If more than one proxy card is submitted by a stockholder and any of such proxies each bear the same date, then all proxies signed by the stockholder that bear the same date shall be null and void.

•

A stockholder who personally attends and casts a vote at the Annual Meeting shall be presumed to have revoked all proxy(ies) previously submitted by the stockholder as to the matter on which such vote is cast.

•

In order to be accepted, proxies must be received by the Company via mail, fax, telephone or the internet no later than 11:59 p.m. (New York Time) on Wednesday, May 9, 2007. Proxies received after 11:59 p.m. (New York Time) on Wednesday, May 9, 2007 will not be counted.

•

The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies the Company in writing of such revocation by submitting such notice to the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, Vice President and Assistant Corporate Secretary, telephone number (212) 299-2372.

HOW YOU CAN VOTE SHARES HELD BY A BROKER OR OTHER NOMINEE

If your shares are held by a broker, bank, custodian or other nominee in street name, you may have received a voting instruction form with this Proxy Statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you. A beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the Annual Meeting and vote.

Q:	Can I change my vote?

A:	Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Office of the Corporate Secretary of the Company at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Q:	How many votes can I cast in the election?

A:	Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. Shares of common stock represented by a properly submitted proxy will, unless such proxy has been previously revoked, be voted in accordance with the instructions indicated thereon. The Company will bear the cost of soliciting proxies but will not bear the cost of solicitation by stockholders. The Company is soliciting proxies by mail. The Company has retained American Stock Transfer and Trust Company (“AST”) to assist in the mailing of proxies and the Company will reimburse AST for the mailing costs and for out-of-pocket expenses. Directors and stockholders may solicit proxies personally, by facsimile or by telephone. Stockholders do not have the right to cumulate their votes in the election of directors.

Any questions or requests for assistance regarding the Annual Meeting, this Proxy Statement or the enclosed proxy card may be directed to: NYMEX Holdings, Inc., One North End Avenue, New York, New York 10282-1101, Attention: Investor Relations, Telephone: (212) 299-2669.

QUORUM; REQUIRED VOTE; ABSTENTIONS; NON-VOTES

The presence in person or by proxy of the holders of one-third of the outstanding shares of the Company’s capital stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Elections of directors shall be determined by a plurality of the votes cast. Abstentions and non-votes will also be counted for purposes of determining the presence or absence of a quorum, but they will not be counted as votes cast.

ELECTION OF DIRECTORS

Nominees

The Certificate of Incorporation and Bylaws of the Company provide for a board of directors of fifteen (15) directors. The directors shall be divided into two classes, Class I and Class II. Class I shall consist of seven (7) directors and Class II shall consist of eight (8) directors. The term of the Class I directors shall expire in 2008, and thereafter, Class I directors shall be elected for two-year terms. The term of the Class II directors shall expire in 2009, and thereafter, Class II directors will continue to be elected to two-year terms. Throughout this Proxy Statement, New York Mercantile Exchange, Inc. shall be referred to as “NYMEX Exchange” or the “NYMEX Division,” Commodity Exchange, Inc. shall be referred to as “COMEX” or the “COMEX Division,” NYMEX Exchange and COMEX shall collectively be referred to as the “Exchange,” and owners of Class A Memberships in NYMEX Exchange shall be referred to as “Class A Members.”

The name of each nominee, together with his respective category, is set forth below. Each of the director nominees is currently a director, except for William Maxwell, who, upon the recommendation of the Corporate Governance and Nominating Committee, was nominated by the board of directors to stand for election in the category of Independent Director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF

THE FOLLOWING NOMINEES.

CLASS I DIRECTORS

PRESIDENT DIRECTOR

(ONE one-year term to expire 2008)

JAMES NEWSOME	Director since 2006 President and Chief Executive Officer	Age 47

James Newsome has been the President of the Company since August 2004 and Chief Executive Officer since March 14, 2006. Prior to joining the Company, Dr. Newsome was appointed by President George W. Bush and served as Chairman of the Commodity Futures Trading Commission (“CFTC”) upon U.S. Senate confirmation in December 2001. Dr. Newsome had been a Commissioner of the CFTC since August 1998. During his CFTC tenure, Dr. Newsome served as a member of the President’s Working Group on Financial Markets, and the President’s Corporate Fraud Task Force. Dr. Newsome serves on the Executive Committee of the Company and is the Co-Chairman of the Political Action Committee. Dr. Newsome serves on the boards of DME Holdings Limited and Dubai Mercantile Exchange Limited. Dr. Newsome serves on the board of the NYMEX Charitable Foundation.

PUBLIC

(ONE one-year term to expire 2008)

DENNIS SUSKIND	Public Director since 2006	Age 64
Class A Member from 1969 until 1991

Dennis Suskind is Chairman of the Audit Committee, and serves on the Compensation and Corporate Governance and Nominating Committees. Mr. Suskind also serves as Co-Vice Chairman of the Metals Advisory Committee. Mr. Suskind entered J. Aron & Company in 1961 where he served as Executive Vice President with responsibility for the worldwide precious metal trading operations. In 1980, Mr. Suskind became a General Partner of Goldman Sachs upon its acquisition of J. Aron & Company where he led the Metals operations for the next ten years until his retirement in 1990. During his tenure in trading metals, Mr. Suskind served as Vice

Chairman of NYMEX Exchange, Vice Chairman of COMEX, a member of the board of directors of Futures Industry Association, a member of the board of directors of International Precious Metals Institute, Chairperson of the Financial Times International Gold Conferences and a member of the boards of the Gold and Silver Institutes in Washington. In 2005, Mr. Suskind was elected to the Futures Industry Association’s Hall of Fame. Mr. Suskind has previously served as an elected official of the town of Southampton. He currently serves as President of the board of directors of the Arthur Ashe Institute for Urban Health, President of the Hampton Classic Horse Show, a board member of Bridgehampton National Bank and the United Equity Fund. He is also President of the Board of the Stein Ericksen Lodge in Deer Valley, Utah. He has served as a Member of the President’s Council of the Peconic Land Trust, President of Brown University’s Parent’s Council, a Founding Member of Mt. Sinai’s Hospital Associates, a board member of the Nature Conservancy, and a board member of the Collegiate School and Marymount Schools in New York, among others.

INDEPENDENT

(THREE one-year terms to expire 2008)

WILLIAM FORD	Director since 2006	Age 45

William Ford is the Chief Executive Officer and a Managing Director of General Atlantic LLC, a leading global private equity firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth. He has been with General Atlantic LLC (or its predecessor) since 1991. Mr. Ford serves on the Executive Committee the Company. Mr. Ford is the Co-Chairman of the Political Action Committee, Vice Chairman of the board of the NYMEX Charitable Foundation and Co-Vice Chairman of the Finance Committee. He also serves on the Compensation Committee. Mr. Ford is a director of Computershare Limited and NYSE Euronext, Inc.

HARVEY GRALLA	Director since 2005	Age 63
Class A Member since 1980

Harvey Gralla began his career in the life insurance field and received a Chartered Life Underwriter degree. In 1980, Mr. Gralla changed careers and became a member of NYMEX Exchange, where he traded for 17 years. In addition to being a NYMEX Exchange equity holder, Mr. Gralla is an active off-the-floor trader in NYMEX Exchange energy products. Mr. Gralla is the Chairman of the Equity Holders’ Advisory Committee and he also serves on the Corporate Governance and Nominating Committee. Mr. Gralla is also a member of the New York Board of Trade (“NYBOT”).

WILLIAM MAXWELL	Class A Member since 2003	Age 46

William Maxwell is president of ONEOK Energy Services (“ONEOK”). Mr. Maxwell joined ONEOK in 1995 as a director of risk management and later became vice president of financial trading, then senior vice president of trading. Prior to joining ONEOK, Mr. Maxwell served as a director of financial trading at NorAm Energy, based in Houston. He was named president of ONEOK in January 2006. Mr. Maxwell is a member of the Natural Gas Association of Oklahoma.

AT LARGE

(TWO one-year terms to expire 2008)

STEPHEN ARDIZZONE	Director since 2003	Age 45
Class A Member since 1986

Stephen Ardizzone is President of Zone Energy Group, Inc., a large independent floor brokerage operation. Mr. Ardizzone has been trading metals and energy since 1981. In 2002, Mr. Ardizzone co-founded Bluefin Trading, LLC, an international proprietary trading company which focuses on market making in exchange-traded derivative products. Bluefin Trading, LLC is a NYMEX Division member firm. Mr. Ardizzone has been active on various committees of the Company’s board of directors for the last 20 years. Specifically, Mr. Ardizzone is the Chairman of the Business Conduct, Control and Facilities Committees, Co-Chairman of the Floor Broker/Local Advisory-Marketing and Membership Committees and Co-Vice Chairman of the Compliance Review Committee. Mr. Ardizzone is an alternate member of the Executive Committee of the Company. Mr. Ardizzone serves on the boards of DME Holdings Limited and Dubai Mercantile Exchange Limited.

A. GEORGE GERO	Director since 1999	Age 70
Class A Member since 1966

A. George Gero is currently a Senior Vice President of RBC Dain Rauscher and a Vice President of Global Futures at RBC Capital Markets. Mr. Gero was a Senior Vice President of Legg Mason Wood Walker, Inc. until December 2005. Mr. Gero held various positions with the Futures Division of Prudential Securities, Inc., from 1981 to 2003, most recently as a Senior Vice President-Investment and as a First Vice President. Mr. Gero first served as a board member of NYMEX Exchange in 1976 and has been a member of the COMEX Division since 1976, the American Stock Exchange since 1995, NYBOT since 1984, the Philadelphia Stock Exchange since 2003 and NYMEX Exchange since 1966. Mr. Gero is the Chairman of the Adjudication and Metals Advisory Committees, Co-Chairman of the Arbitration Committee, Vice Chairman of the Membership and Options Advisory Committees, and Co-Vice Chairman of the Clearing House, Compliance Review, FCM Advisory, Marketing and Political Action Committees. Mr. Gero also serves on the Governors Committee of the COMEX Division. Mr. Gero is the Chairman of the Commodity Floor Brokers and Traders Association. Mr. Gero is currently a board member of the International Precious Metals Institute and the Philadelphia Board of Trade division of the Philadelphia Stock Exchange. Mr. Gero is a member of the Financial Planning Association of New York, the Managed Funds Association and a Senior Conferring Member on NYMEX Exchange. He previously served as a director of the New York Futures Exchange, the Commodity Clearing Corporation and FINEX.

CLASS II DIRECTORS

CHAIRMAN

(ONE two-year term to expire 2009)

RICHARD SCHAEFFER	Chairman since 2006	Age 54
Director since 1990
Class A Member since 1981

Richard Schaeffer was the vice chairman from 2004 until his election as chairman in 2006. Mr. Schaeffer was the Treasurer from 1993 to 2004 and has served on the Executive Committee of the Company since 1992. From 1997 until April 2006, Mr. Schaeffer was an Executive Director of Global Energy Futures for ABN AMRO, Inc. From 1992 to 1997, Mr. Schaeffer had been a Senior Vice President/Director of the Chicago Corp., which was a clearing member of both the NYMEX Division and the COMEX Division, until its buyout by ABN AMRO, Inc. Mr. Schaeffer is the Chairman of the Board of the NYMEX Charitable Foundation. Mr. Schaeffer also serves as a member of the board of directors of the Juvenile Diabetes Foundation.

VICE CHAIRMAN

(ONE two-year term to expire 2009)

ROBERT HALPER	Vice Chairman since 2006	Age 48
Director since 2006
Class A Member since 1983

Robert Halper previously served on the board of directors from 2000 until 2001. Mr. Halper began his career in commodities as a floor clerk. Mr. Halper purchased a NYMEX Division membership in 1983 and began trading as a local in Heating Oil. Mr. Halper is the President and sole proprietor of HPR Commodities, a NYMEX Division member firm. He currently is an active NYMEX Division OTC trader and NYMEX Division floor trader and a lead market maker for the Company’s e-miNYTM Heating Oil and Unleaded Gasoline contracts. Mr. Halper serves on the Executive Committee of the Company. He is the Chairman of the Electronic Trading Advisory and Energy Advisory Committees.

PUBLIC

(TWO two-year terms to expire 2009)

MELVYN FALIS	Public Director since 2001	Age 67

Melvyn Falis is the Chairman of the Corporate Governance and Nominating Committee, and serves on the Audit Committee, Clearing Committee and Compensation Committee. Mr. Falis has been a partner in Gusrae, Kaplan, Bruno & Nusbaum, PLLC, since 1987. He was a public member of the board of directors of the New York Futures Exchange and, since 1999, has served as a public member of the board of directors of the Commodity Floor Brokers and Traders Association. He has served as Co-Chairman of the International Advisory Committee and Co-Vice Chairman of the Institutional Money Management Advisory Committee. Mr. Falis served as the Company’s General Counsel from 1977 to 1983 and was a principal author of the heating oil contract. Prior to serving as General Counsel, he was a commodities and securities counsel for Bache Halsey Stuart, a predecessor firm to Prudential Securities, Inc.

ROBERT STEELE	Public Director since 1999	Age 68

Robert Steele is Chairman of the Compensation Committee, and serves on the Audit Committee and Corporate Governance and Nominating Committee. Mr. Steele was a Public director of the Company from 1988 to 1994 and was re-appointed to the board in 1999. A former banker, Mr. Steele has been Vice Chairman of the John Ryan Company since 1996 and was a director of the Merlin Retail Financial Center from 1994 to 2005. He is a public director of the American Stock Exchange, and a director of NLC Mutual Insurance Company, and was Chairman of publicly listed Moore Medical Corporation prior to its sale. Mr. Steele was a U.S. Congressman (Second District, CT 1970-1974), serving on the House Foreign Affairs Committee and chairing or co-chairing Congressional Task Forces on International Drug Trafficking and Problems of the Aging. Following Congress, he was appointed Chairman of the Social Security Committee of the White House Conference on Aging. Mr. Steele served as a Soviet Affairs specialist in the Central Intelligence Agency, and was a visiting lecturer in government at the United States Coast Guard Academy. He is the recipient of an honorary Doctor of Laws degree from Sacred Heart University in Connecticut.

INDEPENDENT

(TWO two-year terms to expire 2009)

THOMAS GORDON	Director since 2006	Age 46
Class A Member since 1983

Thomas Gordon began his career at NYMEX Exchange in 1980. Mr. Gordon worked for several brokerage firms in the capacity of runner, phone clerk, associated person, discretionary trader, floor broker, supervisor and analyst. In 1984, Mr. Gordon joined Bay Area Petroleum and subsequently became Vice President and Partner. Mr. Gordon left Bay Area Petroleum in 1990 and became a local trader and has been a local trader for the past sixteen years. Mr. Gordon serves on the Executive Committee of the Company. Mr. Gordon is the Chairman of the Compliance Review and Floor/Settlement Price Committees, Co-Chairman of the Floor Broker/Local Advisory Committee and Co-Vice Chairman of Business Conduct, Electronic Trading Advisory, Energy Advisory, Finance and Political Action Committees. Mr. Gordon has also served as Ring Chairman in Crude Oil for the past five years.

DANIEL RAPPAPORT	Director since 2006	Age 53
Class A Member since 1981

Daniel Rappaport served as the Company’s Chairman of the Board and Chief Executive Officer from 1993 through March 2001 during which time he led NYMEX Exchange through the merger with COMEX, relocated NYMEX Exchange to its new headquarters facility and led NYMEX from a New York not-for-profit company to a demutualized, for-profit, Delaware corporation. Mr. Rappaport was first elected to the Company’s board in 1986. Mr. Rappaport currently serves as the Managing Partner of a private investment fund. Mr. Rappaport was appointed by the U.S. Secretary of Energy to serve as a member of the National Petroleum Council, he was also appointed to serve as a member of the U.S. Commodity Futures Trading Commission Global Markets Advisory Committee, he served as a board member of the Futures Industry Institute and as a Trustee on the Board of Trustees of New York Law School. Mr. Rappaport is the Vice Chairman of the Equity Holders’ Advisory Committee and Co-Vice Chairman of the Marketing Committee.

AT LARGE

(TWO two-year terms to expire 2009)

NEIL CITRONE	Director since 2006	Age 43
Class A Member since 1995

Neil Citrone is currently the Managing Director of Pioneer Futures, Inc. and manages the Pioneer Division of Man Financial. He has been employed by Pioneer Futures, Inc. since 1990 where his responsibilities have included managing the clearing functions, overseeing customer activity and providing leadership toward the growth of the firm. Mr. Citrone has been an active member of the Futures Commission Merchant Group (“FCM”) and trading community of NYMEX Exchange since 1987. Mr. Citrone serves on the Executive Committee of the Company. Mr. Citrone is the Chairman of the Appeals, Clearing House and FCM Advisory Committees. Mr. Citrone served on the Company’s board of directors from 1997 through 2001. In 2000, he also served on the Executive Committee of the Company and was the Corporate Secretary.

FRANK SICILIANO	Director since 2006	Age 59
Class A Member since 1985

Frank Siciliano serves as the Treasurer of the Company. Mr. Siciliano serves on the Executive Committee of the Company. Mr. Siciliano is the Chairman of the Bylaws and Finance Committees and Co-Chairman of the Arbitration, Floor Broker/Local Advisory and Marketing Committees. Mr. Siciliano has been involved in the commodity business for over thirty years. He began his career at COMEX in 1974 as Assistant to the President. Over the next six years, he rose to Senior Vice President and Chief Operating Officer of COMEX. Between 1974 and July 1976, he coordinated the development and construction of the Four World Trade Center complex, which consolidated four commodity exchanges onto one trading floor. Upon his resignation from COMEX in 1981, Mr. Siciliano began his trading career on the floor of COMEX, as a silver local. In 1985, he purchased a Class A membership in the NYMEX Division, where he began trading crude oil as a local. In 1997, he moved to trade natural gas as a local. In 2006, he started a brokerage company, GASO Brokerage, Inc. Mr. Siciliano is a director of Russian Energy Futures Limited. He also served as Vice Chairman of Futures and Options for Kids. Prior to his employment with COMEX in 1974, Mr. Siciliano was a professor of Economics at Pace University.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s related party transactions process includes key activities required to identify related parties, determine that related party transactions are conducted on an arm’s length basis and disclose related party transactions in the Company’s filings with the Securities and Exchange Commission (“SEC”). Related party transactions and terms of those transactions are identified, reviewed, and disclosed in accordance with Item 404 of Regulation S-K (“Item 404”) under the Securities Act of 1933, as amended, and in accordance with the Company’s written Related Party Transactions Policy and Procedures. A “Related Party” is a member of the board of directors, an executive officer (those holding the title of Senior Vice President (“SVP”) or above) or a member of the immediate family of such director or officer. A Related Party can also be a nominee for director, or an entity in which the director, nominee for director, officer or their immediate family member holds an executive officer position or a more than 10% direct or beneficial equity ownership.

The Company typically has the following types of related party transactions that are subject to reporting:

•	Lease Transactions – Reportable when a Related Party pays, or commits to pay, over $120,000 in rent as a tenant of the Company.

•

Clearing Transactions – Reportable when a Related Party pays clearing fees that exceed 5% of (i) the Company’s consolidated gross revenues for its last full fiscal year or (ii) such Related Party’s consolidated gross revenues for its last full fiscal year.

•

Business Dealings – Reportable when a Related Party pays fees to, or receives fees from, the Company that exceed 5% of (i) the Company’s consolidated gross revenues for its last full fiscal year or (ii) such Related Party’s consolidated gross revenues for its last full fiscal year.

•	Investments – Reportable when the Company has investments managed by an entity that is owned or managed by a Related Party.

•	Other Transactions – Reportable when the amount involved exceeds $120,000 and a Related Party has a direct or indirect material interest in the transaction.

The SVP of Corporate Governance, the General Counsel and the Assistant Corporate Secretary of the Company become aware of reportable or material related party transactions during the course of the year through notification by the Related Party or applicable employee of the Company. The SVP of Corporate Governance, the General Counsel and the Assistant Corporate Secretary are responsible for ensuring that the board of directors reviews the relevant proposed transaction (with the exception of ordinary course transactions such as lease transactions at pre-established lease rates and clearing relationships subject to standard clearing fees), and approves (a majority vote of disinterested directors is required) such transaction if the board of directors determines that the proposed transaction terms are fair to the Company and have been negotiated at arm’s length. Such determination will be made based upon a review of the facts and circumstances surrounding the transaction, and upon guidance provided by the Legal and Finance Departments as well as any additional advisors as determined by the board. Transactions with Related Parties that are based on the Company’s pre-established or standard rates do not require pre-approval by the board of directors because they are automatically considered to be “arm’s length transactions.” Any material deviation from standard fees (e.g. rent and clearing) would be presented to the board for its approval. Under certain special circumstances, where timing is critical, the Executive Committee of the Company may approve a Related Party Transaction and subsequently submit to the full board of directors for ratification.

The legal and finance departments draft disclosure language regarding the approved Related Party transactions for inclusion in relevant SEC filings, including the Company’s filing on SEC Form 10-K and its Proxy Statement for Annual Meeting of Stockholders.

The nature of the Company’s business gives rise to frequent related party transactions. The majority of the Company’s shareholders, including several members of its board of directors, frequently do business with the Company. The Company’s board of directors establishes fees and usage charges and also determines the level of payments under any proprietary fee reduction or other cost reduction programs. Members of the Exchange, many of whom act as floor brokers and floor traders, benefit from trading rules, membership privileges, such as payment of insurance benefits and fee discounts that enhance their trading opportunities and profits. Members of the Exchange pay fees, which may be substantial, either directly or indirectly, to the Exchange in connection with the services the Company provides. The Company’s directors, 10 of whom own Class A memberships in NYMEX Exchange, are subject to the above fees and programs on terms no more favorable than terms given to unaffiliated persons.

Certain members of the Company’s board of directors may serve as officers or directors of clearing member firms. These clearing member firms pay substantial fees to the Company’s clearinghouse in connection with services the Company provides. Fees paid by, and the services provided to, these clearing firms are on terms no more favorable to those firms than terms given to other clearing member firms.

The following are descriptions of material transactions involving the Company and Related Parties:

Richard Schaeffer, the Chairman of the Board of the Company, was employed as Executive Director of Global Energy Futures, a division of ABN AMRO, Inc. (“ABN AMRO”) until April 2006. During 2006, the Global Energy Futures division of ABN AMRO was acquired by UBS Securities LLC (“UBS”) and currently leases space from the Company at its corporate headquarters facility. In 2006, the aggregate amount of rent collected from ABN AMRO, and subsequently UBS, was approximately $325,000.

Sterling Commodities Corp. (“Sterling”), of which David Greenberg, a current director of the Company who has not been nominated for re-election at the Annual Meeting, is the President, currently leases space from the Company at its corporate headquarters facility. The lease expires on November 30, 2007. Under the current terms of the lease agreement, the monthly base rent is approximately $20,000. The aggregate amount of rent collected from Sterling during 2006 was approximately $266,000. Clearing and transaction fees earned from Sterling in 2006 were approximately $3.9 million.

The Company invests assets segregated for the benefit of the COMEX Members’ Recognition and Retention Plan of $13.3 million at December 31, 2006, in a portfolio of predominantly fixed income securities managed by RBC Dain Rauscher, a securities firm of which A. George Gero, a director of the Company, is a Senior Vice President.

Stanley Meierfeld, a director of the Company until May 1, 2006, is a Managing Director of the Geldermann division of FC Stone, LLC. FC Stone, LLC currently leases space from the Company at its corporate headquarters facility. The aggregate amount of rent collected from FC Stone, LLC from January 1, 2006 until April 30, 2006 was approximately $138,000.

On March 14, 2006, the Company entered a transaction with General Atlantic LLC, of which William Ford, one of the Company’s current directors, is the Chief Executive Officer and a Managing Director. In this transaction, the Company issued and sold an aggregate of 8,160,000 shares of its Series A Preferred Stock (which, at the time, represented 10% of the outstanding capital stock of the Company) to General Atlantic Partners 82, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GAP Coinvestments CDA, L.P. and GAPCO GmbH & Co. KG (collectively, the “General Atlantic Parties”), pursuant to the Stock Purchase Agreement, dated November 14, 2005 and amended February 10, 2006 (the “Stock Purchase Agreement”), by and among the Company and each of the General Atlantic Parties, for an aggregate amount of $160 million in cash and an additional $10 million which was subsequently paid based on the occurrence of certain conditions. The $160 million and the $10 million payments have been paid by dividend to the Company’s stockholders of record as of March 13, 2006. In connection with this transaction, Mr. Ford was elected to the board of directors on May 1, 2006.

In connection with the closing of the sale of the Series A Preferred Stock, the Company and the General Atlantic Parties entered into an Investor Rights Agreement (the “Investor Right Agreement”) and a Registration Rights Agreement.

Pursuant to the terms and conditions of the Investor Rights Agreement, so long as the General Atlantic Parties own at least 80% of the number of shares of the Series A Preferred Stock initially acquired by them (including for purposes of this calculation the shares of the Company’s common stock issued upon conversion of the Series A Preferred Stock), then (i) prior to the Company’s initial public offering, the General Atlantic Parties, voting together as a separate class, were entitled to designate and elect one director of the Company and NYMEX Exchange, and (ii) now following the Company’s initial public offering, the General Atlantic Parties are entitled to delegate, and the Company’s board of directors will nominate and unanimously recommend that the Company’s stockholders elect, one director of the Company and NYMEX Exchange, and in each case, such individual must be a managing director of General Atlantic LLC. The General Atlantic Parties delegated William Ford, a current director of the Company and an affiliate of each of the General Atlantic Parties, as a director of the Company and NYMEX Exchange. The Company’s board of directors has nominated Mr. Ford in the category of Independent Director and unanimously recommends that the Company’s stockholders elect Mr. Ford.

On September 20, 2006, the Company, along with the NYMEX Division and the COMEX Division, entered into an agreement (the “COMEX Transaction Agreement”), with the Governors Committee of the COMEX Division regarding the COMEX Division member rights, including electronic trading rights.

In exchange for the termination of the Agreement and Plan of Merger, dated January 28, 1994, as amended, by and among the NYMEX Division, COMEX Acquisition Corp. and the COMEX Division (“COMEX Merger Agreement”), each COMEX Division member obtained the right to receive 8,400 shares of the Company’s common stock for each COMEX Division seat owned by such member, certain trading rights protections, and, as they were previously entitled under the COMEX Merger Agreement, a payment of $10 million, in the aggregate, from the proceeds of the Company’s initial public offering. Upon the Company’s successful completion of its initial public offering, this $10 million payment was made to owners of COMEX Division memberships of record as of November 16, 2006.

The COMEX Division transaction contemplated by the COMEX Transaction Agreement was approved by the Company’s stockholders on October 31, 2006, and, separately, by the owners of the COMEX Division memberships on November 20, 2006. Pursuant to terms of the COMEX Transaction Agreement, the approval of the owners of COMEX Division memberships constituted ratification of the COMEX Transaction Agreement and the COMEX Division transaction. By virtue of such approval, as of the closing the COMEX Division transaction, the owners of COMEX Division memberships became third-party beneficiaries with respect to certain provisions of the COMEX Transaction Agreement, and they approved a waiver and release of all claims against the Company, the NYMEX Division and the COMEX Division related to the COMEX Merger Agreement, the COMEX Division transaction and the negotiation and execution of the COMEX Transaction Agreement, among other matters.

The following directors were beneficiaries of the COMEX Division transaction because they were owners of COMEX Division memberships at the time the COMEX Division transaction was consummated: A. George Gero, Thomas Gordon, Robert Halper, Daniel Rappaport and Frank Siciliano. In addition, the Company’s chief information officer, Samuel Gaer, owns one COMEX Division membership.

CORPORATE GOVERNANCE

Board Meetings and Committees

The board of directors of the Company held a total of 30 meetings, including one (1) Annual Meeting of Stockholders and three (3) Special Meetings of Stockholders during 2006. None of the directors attended less than 75% of the board meetings. The board of directors has established Executive, Audit, Compensation, Corporate Governance and Nominating and certain other committees. The board of directors established a Compensation Committee in 2002 and a Corporate Governance Committee in 2003, which became the Corporate Governance and Nominating Committee in 2006 in connection with the Company’s initial public offering. The Company’s Audit Committee consists solely of Public Directors, and the Compensation Committee currently consists of the Public Directors and an additional independent director, all of whom satisfy the independence requirements set forth in the New York Stock Exchange listing standards.

Executive Committee

The Executive Committee currently consists of Richard Schaeffer, Robert Halper, James Newsome, Neil Citrone, William Ford, Thomas Gordon and Frank Siciliano. Stephen Ardizzone serves as an alternate member of the Executive Committee. This Committee met 15 times during 2006. The Executive Committee may exercise the authority of the board. The Executive Committee shall perform other duties as are specified by the board or as are provided in the Company’s bylaws and rules.

Audit Committee

In 2006, the Audit Committee consisted of the Public Directors of the Company: Dennis Suskind (Chairman), Melvyn Falis and Robert Steele. This Committee met 28 times in 2006. The Audit Committee has direct oversight of the Company’s internal audit department and makes decisions concerning the engagement of public accountants, reviews with the public accountants the scope and results of the audit engagement, approves professional services provided by the public accountants, reviews the independence of the public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls.

Compensation Committee

The board of directors established a Compensation Committee in 2002. From January through May 2006, the Committee consisted of the Public Directors of the Company: Robert Steele (Chairman), Melvyn Falis and Dennis Suskind. After the Company’s Annual Meeting in May 2006, the Committee consisted of these three Public Directors and an additional independent director, William Ford. The Compensation Committee met 25 times in 2006. In 2003, the Company adopted a Compensation Committee Charter. The Compensation Committee reviews issues related to executive compensation, such as salary and bonus ranges and incentive compensation plans. The Compensation Committee also determines the salary and bonus amounts for the chairman and chief executive officer and president, and determines annual bonus amounts for the Executive Committee. In addition, the Compensation Committee determines salary and bonus amounts for senior vice presidents and reviews and approves salary and bonus amounts for vice presidents.

Corporate Governance and Nominating Committee

On April 2, 2003, the board of directors established a Corporate Governance Committee. From January through May 2006, the Committee consisted of the Public Directors of the Company and seven other Directors: Melvyn Falis (Chairman), Robert Steele and Dennis Suskind, and Eric Bolling, Joel Faber, Stephen Forman, Kenneth Garland, A. George Gero, David Greenberg, and John McNamara. As a part of the reduction of the size of the board of directors that occurred at the Company’s 2006 Annual Meeting, the size of the Corporate Governance Committee was reduced to the three Public Directors of the Company, Melvyn Falis (Chairman), Robert Steele and Dennis Suskind. In connection with the Company’s initial public offering and to comply with the New York Stock Exchange listing standards, the purview of the Corporate Governance Committee was expanded to include the nomination process. Currently, the Corporate Governance and Nominating Committee consists of the three Public Directors and William Ford and Harvey Gralla. The Corporate Governance and Nominating Committee met 5 times in 2006. The purpose of the Corporate Governance and Nominating Committee is to develop and recommend to the board of directors corporate governance principles applicable to the Company, oversee the Company’s policies, practices and procedures in the area of corporate governance, and identify, evaluate and recommend to the board potential candidates for the board of directors of the Company.

Stockholder-Director Communications

The board of directors has established a process to receive communications from stockholders and other interested parties. Any stockholder desiring to communicate with the board of directors or individual directors (including, without limitation, the non-management directors) regarding the Company may contact either the board of directors or an individual director by sending such communication to the attention of the board or such director, in each case care of the Company’s Investor Relations Department, who is responsible to ensure that all such communications are promptly provided to the board or such director. Any such communication may be sent by mailing it to NYMEX Holdings, Inc., Attn: Investor Relations, One North End Avenue, New York, New York 10282-1101. Communications that consist of stockholder proposals must instead follow the procedures set forth under “Stockholder Proposals” on page 48 of this Proxy Statement and, in the case of recommendations of director candidates, “Director Nomination Process,” on page 46 of this Proxy Statement.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the board of directors is responsible for discharging the responsibilities of the board with respect to the compensation of the Company’s executive officers. The Compensation Committee acts pursuant to its charter, which is available on the Company’s Internet site at www.nymex.com (available under “Shareholder Relations,” “Investor Relations,” “Corporate Governance Library” and then “Compensation Committee Charter”). Pursuant to the authority granted under its charter, the Compensation Committee establishes performance goals and objectives for the chairman of the board, and the president and chief executive officer. The Compensation Committee also evaluates the performance of the chairman of the board and the chief executive officer in light of those goals and objectives, and determines the compensation for the chairman of the board and the chief executive officer. The Compensation Committee also evaluates, with input from the chairman of the board and the chief executive officer, the performance of the Company’s other officers and sets their compensation based upon the evaluation of their performance.

In evaluating executive officer compensation, the Compensation Committee has retained the services of Frederick W. Cook and Company (“FW Cook”), a compensation consultancy firm. In addition, the Compensation Committee has retained the services of outside counsel, Kirkpatrick & Lockhart Preston Gates Ellis, LLP (“K&L Gates”), to advise it on legal and regulatory issues. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive compensation are approved by the Compensation Committee and recommended to the full board for ratification. All decisions with respect to director compensation are made by the Compensation Committee and presented to the full board for a final determination.

The Compensation Committee is responsible for administering the Company’s equity-based plans. The Compensation Committee, with input from its compensation consultants, FW Cook, and based upon its own collective experience and business judgment, has established equity grants for officers and directors of the Company, which have been periodically presented to the full board for its approval.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) for the year ended December 31, 2006 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the board that the CD&A be included in this Proxy Statement, and be incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

By the Compensation Committee of the board:

Robert Steele, Chair, Compensation Committee

Melvyn Falis, Compensation Committee Member

William Ford, Compensation Committee Member

Dennis Suskind, Compensation Committee Member

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee shall not be incorporated by reference into any such filings.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The following discussion and analysis explains the Company’s compensation program as it applies to the executive officers named in the Summary Compensation Table. This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tabular and narrative disclosure that follows the Summary Compensation Table.

Philosophy and Objectives of the Company’s Executive Compensation Program

The Company must remain competitive with its compensation programs in order to attract and retain talented individuals, including named executives officers (“NEOs”), with the level of experience and ability the Company needs to develop and expand its business, which will lead to increased shareholder value. The Company’s executive compensation program is designed and operated to carry out this philosophy, as follows:

•	By providing NEOs and others with cash compensation that is competitive externally and internally consistent;

•	By providing incentives designed to motivate them to achieve superior performance and continuously improve operating results and to increase shareholder value;

•	By providing benefit programs that are competitive with those of relevant peer companies; and

•	By developing a compensation strategy overall that promotes retention and continuity.

Among the Company’s fundamental beliefs about compensation is that executive compensation should not be based on the short-term performance of its stock, whether favorable or unfavorable, but rather that the price of its stock will, in the long-term, reflect its operating performance, and ultimately, the management of the Company by its executives. In pursuit of these objectives, the Company’s executive compensation program consists of two main elements, broadly categorized as “short-term compensation” and “long-term compensation.” The general elements of each, both of which are more thoroughly described in this CD&A, are as follows:

•

Short-Term Compensation: The Company attempts to pay its executives annual base and bonus compensation at competitive levels. Certain perquisites that have been judged to be reasonable and competitive elements of compensation are provided to senior executives as well.

•

Long-Term Compensation: Long-term compensation is provided primarily through grants under the 2006 Omnibus Long-Term Incentive Plan (“LTIP”), which provides for grants of: incentive stock options (“ISOs”), non-qualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and performance and annual incentive awards. The Company intends to grant primarily NSOs and RSUs, but may grant any other type of award available under the LTIP. By granting NSOs and RSUs in long-term compensation, executives are rewarded by the increased share value resulting from long-term improved financial performance.

The LTIP was implemented in 2006. The board of directors has determined that there will be no annual awards under the LTIP during 2007, but the board will grant awards to newly hired or promoted employees of the Company as deemed necessary. Beginning in 2008 and thereafter, annual awards, if any, for officers of the Company will be determined in a meeting of the board held in January of such year. There are 4.3 million shares of Company common stock reserved for grants under the LTIP, of which approximately 1.53 million shares have been allocated with respect to equity grants made in connection with the Company’s initial public offering.

The Company sponsors a defined contribution plan (the “401(k) Plan”) that incorporates a deferred salary arrangement under Section 401(k) of the Internal Revenue Code to all eligible domestic employees. The Company matches employee contributions up to a maximum of 3% of salary. In addition, the Company makes annual contributions ranging from 2% to 7% based upon tenure for each eligible 401(k) Plan member.

The Company sponsors a nonqualified deferred compensation plan, the Amended and Restated New York Mercantile Exchange Deferred Compensation Plan for Key Employees (the “Deferred Plan”), for key employees to permit them to defer receipt of current compensation. The Company may provide a matching and a regular year-end contribution to the Deferred Plan. Matching and year-end contribution percentages follow the same guidelines as the Company’s 401(k) Plan. The Deferred Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. It is intended to be unfunded and, therefore, all compensation deferred under the Deferred Plan is held by the Company and commingled with its general assets. All amounts contributed to the Deferred Plan are immediately fully vested. The participating employees are general creditors of the Company with respect to these benefits. The Company has the right to amend, modify, or terminate the Deferred Plan at any time.

Role of Peer Group Analysis

In 2006, the Compensation Committee, working with its independent outside compensation consultants, FW Cook, its independent counsel, K&L Gates, and the Company’s management team, identified a specific group of companies to serve as a peer group for compensation purposes. Although FW Cook’s fees and expenses are paid by the Company, the firm is retained by the Compensation Committee and does not perform any other services for the Company. K&L Gates’ fees and expenses are also paid by the Company, but the firm has been retained solely at the direction of the Compensation and the Corporate Governance and Nominating Committees to serve as special independent counsel to each of these committees.

With the assistance of FW Cook and K&L Gates, the Compensation Committee reviewed various entities to determine the appropriate members for its compensation peer group. The Compensation Committee determined that exchanges and certain related financial or investment entities reflect either the business environment in which the Company operates or entities from which it would seek to attract executive talent or with which it would compete for executive talent.

These peer companies are the following:

Archipelago Holdings LLC	International Securities Exchange
Chicago Board of Trade	Investment Technology Group, Inc.
Chicago Mercantile Exchange Inc.	Knight Capital Group, Inc.
GFI Group Inc.	Nasdaq Stock Market, Inc.
IntercontinentalExchange, Inc.	New York Stock Exchange Group, Inc.

FW Cook provided the Compensation Committee with comparative compensation data on the peer companies obtained from publicly available sources. Although the general peer group consisted of 10 companies, the Compensation Committee gave greater weight to the compensation data of the Chicago Mercantile Exchange Inc., the Chicago Board of Trade and the New York Stock Exchange Group, Inc., each of which had been member organizations that evolved into public companies. Data reviewed included base salary, bonus compensation and stock-based equity compensation for the five NEOs, as well as the 25th, 50th and 75th percentiles for each category. The Committee used this comparative data to calibrate proposed salary increases and bonus payments for the Company’s NEOs. The Compensation Committee believes that benchmark comparisons assist it in discharging its duties responsibly, by establishing an objective reference point to determine whether NEOs are being reasonably and competitively compensated.

The Compensation Committee was also provided comparative data from FW Cook about equity awards at the time of the Company’s initial public offering (“IPO”). The Compensation Committee took note of the fact that the Company had not previously made equity awards to its NEOs. Understanding that this potentially places the Company at a competitive disadvantage for talented key executives, noting that the board had pledged that annual equity awards from the LTIP would not be made during 2007, and after reviewing comparative data and analyzing equity practices for similarly situated companies, the Compensation Committee, in general, accepted FW Cook’s recommendation that the IPO awards should reflect a multiplier of three times presumed or hypothetical annual equity awards (both NSOs and RSUs) that might be awarded by the Company, based on information gleaned from a review of the comparator group, increased modestly to reflect the absence of annual grants during 2007.

Design and Operation of Executive Compensation Program

Base Salary

The Company’s NEOs for reporting purposes are Richard Schaeffer, chairman of the board, James Newsome, president and chief executive officer, Kenneth Shifrin, chief financial officer, Christopher Bowen, general counsel, chief administrative officer and secretary, and Samuel Gaer, chief information officer. Also provided is compensation information about Mitchell Steinhause, the Company’s former chairman of the board and chief executive officer, and Jerome Bailey, the Company’s former chief operating officer and chief financial officer. Base salaries for NEOs are established by the Company at the date of hire based on competitive market data, current salary levels within the Company and the bargaining process needed to attract a particular executive, as applicable. Base salary is reviewed annually by the Compensation Committee for Mr. Schaeffer, and by the Compensation Committee with input from Mr. Schaeffer for Dr. Newsome, and by the Compensation Committee with input from Mr. Schaeffer and Dr. Newsome for all other NEOs. Particular base salary information for each of the Company’s NEOs for 2006 is as follows:

•

Mr. Richard Schaeffer, the chairman of the board of directors of the Company, serves without an employment agreement. Mr. Schaeffer was elected as the Company’s chairman in May 2006. His annualized base salary for 2006 was $600,000, effective May 1, 2006. His annualized base salary was increased to $900,000, effective January 2007. From January 2006 to May 2006, Mr. Schaeffer received compensation as a member of the board equal to $37,333, as a result of stipends for his service as Vice Chairman of the Board during the first four months of 2006, and as such, this amount is not reflected in Mr. Schaeffer’s salary amounts described in this proxy statement. Mr. Schaeffer received actual base salary payments for the seven-month period commencing May 2006 and ending December 2006 of $401,538.

•

Dr. James Newsome serves as the Company’s president and chief executive officer, pursuant to an employment agreement dated as of August 2, 2004. Pursuant to the terms of Dr. Newsome’s employment agreement, Dr. Newsome received an annualized base salary of $700,000 for the period commencing August 2, 2005 and ending August 1, 2006 and is currently earning an annualized salary of $900,000 for the period commencing August 2, 2006. Accordingly, in 2006 Dr. Newsome received base salary at an annualized rate of $700,000 for seven months and $900,000 for five months, for an effective actual base salary in 2006 of $783,077.

•

Mr. Kenneth Shifrin serves as the Company’s chief financial officer, a position he assumed on October 24, 2006. Prior to this position, Mr. Shifrin served as the senior vice president of finance. His annualized base salary for 2006 was $225,000. Effective January 2007, Mr. Shifrin’s annualized based salary increased to $325,000.

•

Mr. Christopher Bowen serves as the Company’s general counsel, chief administrative officer and secretary, pursuant to the terms of an employment agreement dated March 1, 2006, as amended by the first amendment, effective as of November 17, 2006. Pursuant to the terms of Mr. Bowen’s employment agreement, as amended, he received an annual base salary for 2006 of $500,000. Combined with his annualized salary of $314,083 in effect prior to the execution of his March 1, 2006 employment agreement, Mr. Bowen’s annual base salary for 2006 was $469,967.

•

Mr. Samuel Gaer serves as the Company’s chief information officer, pursuant to the terms of an employment agreement dated March 31, 2003, as amended by the first amendment, dated March 31, 2006, and further amended by the second amendment, effective as of November 17, 2006. Pursuant to the terms of Mr. Gaer’s employment agreement, as amended, he received an annual base salary for 2006 of $500,000. Combined with his pre-amended annualized salary of $360,000, Mr. Gaer’s annual base salary for 2006 was $465,538.

•

Mr. Mitchell Steinhause served as the Company’s Chairman of the Board and chief executive officer until May 1, 2006. During the period from January 1, 2006 to May 1, 2006 he received $210,000 for his services.

•

Mr. Jerome Bailey was appointed the Company’s chief operating officer and chief financial officer in March 2006. Pursuant to the terms of the offer letter, Mr. Bailey was to be paid a base salary of $500,000 per year and a minimum annual bonus of $500,000. The letter agreement provided that Mr. Bailey could terminate his employment if the Company did not complete a private placement or an initial public offering of equity securities within one year of the commencement of his employment. Mr. Bailey served as the Company’s chief operating officer and chief financial officer until October 24, 2006. For his services as chief operating officer and chief financial officer, Mr. Bailey was paid $330,769.24. Mr. Bailey received additional payments described below in the section entitled Severance Payments for Mr. Bailey.

Bonus Compensation

Prior to the Company’s initial public offering, the board approved bonus payments to NEOs based on (1) the terms of their respective employment agreements, if any, which were each individually negotiated by the Compensation Committee and approved by the board and (2) based on achievement as measured under the Incentive Compensation Plan (the “2002 Incentive Plan”), approved by the Company’s stockholders at their Annual Meeting in 2002. The Compensation Committee awarded discretionary bonus payments to NEOs for 2006 after taking into consideration a number of factors based on individual and Company-wide performance and achievement, as determined by the Compensation Committee, with respect to the chairman and president, and as assessed by the Compensation Committee and the chairman and president with respect to all other NEOs. Such factors included the Company’s revenues, earnings before interest, tax, depreciation and amortization and net income. In addition, “IPO bonuses” were granted to certain NEOs to recognize their specific efforts on behalf of the Company related to its IPO during 2006. In certain cases (as described below), minimum bonus awards were required under the terms of separately negotiated employment agreements.

Bonuses for NEOs for 2006 are as follows:

•

On July 13, 2006, the board established that the annual bonus payment to each of the chairman and the president and chief executive officer shall not exceed $2,000,000. Upon review of Mr. Schaeffer’s performance during 2006, including a review of Mr. Schaeffer’s efforts in directing and promoting the Company’s successful IPO in November 2006, and after careful review of comparative compensation data, the Compensation Committee recommended to the board, and the board approved, a bonus of $2,000,000 for Mr. Schaeffer.

•	Dr. James Newsome received a merit performance bonus of $1,000,000 for 2006, and a one-time IPO bonus of $400,000 in recognition of his efforts with respect to the Company’s successful IPO.

•	Mr. Kenneth Shifrin received a $200,000 merit performance bonus for 2006, and a one-time IPO bonus of $175,000 in recognition of his efforts with respect to the Company’s IPO.

•	Mr. Christopher Bowen received a $300,000 merit performance bonus for 2006.

•	Mr. Samuel Gaer received a $400,000 merit performance bonus for 2006.

As it becomes applicable, future awards will be designed to ensure that bonuses paid will qualify as performance-based compensation under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”). Nothing precludes the Compensation Committee from making any awards that are outside the scope of the 2002 Incentive Plan. Moreover, to maintain flexibility, the Compensation Committee has not adopted a policy that all compensation must be deductible.

For 2006, total cash (base and bonus) compensation for the NEOs was as follows:

	2006 Actual Base	2006 Merit Bonus	One-time 2006 IPO Bonus	2006 Total Cash (bonus + base) Compensation
Richard Schaeffer	$401,538	$2,000,000		$2,401,538
James Newsome	$783,077	$1,000,000	$400,000	$2,183,077
Kenneth Shifrin	$225,000	$200,000	$175,000	$600,000
Christopher Bowen	$469,967	$300,000		$769,967
Samuel Gaer	$465,538	$400,000		$865,538
Mitchell Steinhause	$210,000			$210,000
Jerome Bailey	$330,769			$330,769

Equity-Based Compensation

The Company’s LTIP is used to provide long-term incentive compensation through equity awards, including stock options and RSUs. All equity and equity-like awards, such as options, restricted stock and RSUs, that may be granted under the LTIP will be granted, in general, pursuant to a four-year vesting schedule or a performance-based vesting schedule, or a combination of both.

The Company believes that executive officers approach their responsibilities more like owners of the Company as their holdings of, and potential to own, Company common stock increase. Under the LTIP, stock options always must be granted at no less than fair market value on the date of grant. In all events, the Company’s executives realize gain on equity awards only if the Company’s share price increases from the date of grant. This provides a clear, direct and intuitive link between executive compensation and tangible increases in shareholder value. Although broad market conditions always influence any company’s share price, the Company and its board believe that granting stock options to executives will align their interests with the shareholders’ and motivate them to act in a superlative manner designed, in general, to improve the Company’s share price. In addition, awarding equity grants subject to a multi-year vesting schedule improves key employee retention efforts. Stability in the work force in a challenging and competitive business market is necessary to sustain growth.

The only equity awards made from the LTIP in 2006 were those made on the occurrence of the IPO, on November 17, 2006. Awards were either in the form of NSOs or RSUs. NSOs are options which provide the option-holder a future right to acquire Company common stock at a pre-determined exercise price, determined on the grant date. NSOs granted on the date of the IPO have an exercise price equal to the price per share of Company common stock set in the final prospectus for the IPO. Future option awards will be granted at fair market value, using the closing or last price of Company common stock on the composite tape or other comparable reporting system for the grant date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date.

Each RSU represents a contingent share grant that is equal to one share of Company common stock. Payment of RSUs granted at the IPO are settled in shares of Company common stock upon vesting.

All awards granted in 2006 are subject to an annual four-year vesting schedule, in general. Certain acceleration provisions apply to awards made to the Company’s NEOs. These acceleration provisions are discussed below in the Severance and Change in Control Provisions section. All options expire upon the earlier of the eighth anniversary of their grant date, or within 90 days from a NEO’s termination of employment, except that in the case of a termination for Cause, all NSOs not exercised on the termination date are forfeited.

The general award pool made available at the IPO was derived by the Compensation Committee, which considered comparative and similar analytical data provided to it by FW Cook. (See Roll of Peer Group Analysis, above.) The Compensation Committee met 15 times between July and November 2006 to consider, among other things, the appropriate pool to allocate for all equity grants upon the IPO, including those to the NEOs. After carefully considering the comparative data provided by FW Cook, and analyzing executive management’s perspective on the use of awards in conjunction with the IPO to recognize the efforts of all employees, and to build in incentives to maintain long-term employment, the Compensation Committee recommended to the board, and the board approved, an allocation of approximately 1.53 million shares to be used for IPO grants. This approximate 1.53 million share allocation represented less than 2% of the total outstanding common stock of the Company.

In determining the individual allocations of stock options and RSUs to NEOs, the Compensation Committee referred to the peer group data compiled by FW Cook and also considered the fact that no equity awards had been previously granted by the Company. The Compensation Committee also reviewed tally sheets for all of the NEOs, considering total direct compensation, which included cash compensation and the potential value of the underlying shares of stock represented by the RSUs and the projected Black-Scholes values determined by FW Cook on the date of grant. The Compensation Committee used these reference points in order to reach a judgment as to the appropriate number and proportion of NSOs and RSUs for each of the NEOs, as well as to size of the aggregate grants for all employees.

Mr. Schaeffer and Dr. Newsome each received NSOs exercisable for 180,000 shares and RSUs exercisable for 35,000 shares of Company common stock. Their respective grants accounted for approximately 14% of the total number of shares allocated for award in the IPO. Mr. Bowen and Mr. Gaer each received NSOs exercisable for 75,000 shares and RSUs exercisable for 8,000 shares of Company common stock. Their respective grants accounted for approximately 5% of the total number of shares allocated for award in the IPO. Mr. Shifrin received NSOs exercisable for 65,000 shares and RSUs exercisable for 7,000 shares of Company common stock. His grant accounted for approximately 5% of the total number of shares allocated for award in the IPO. The grants awarded to all NEOs accounted for approximately 43% of the total amount allocated for award in the IPO. The grant date fair value of each option and RSU awarded to a NEO is presented in the Grants of Plan-Based Awards Table under the caption “Grant Date Fair Value of Stock and Option Awards.”

During the balance of 2006, the Committee granted no additional awards of NSOs, RSUs or other equity awards under the LTIP to NEOs.

Retirement and Deferral Arrangements.

The Company sponsors retirement and deferral arrangements in which the Company’s NEOs participate. The purpose of these plans and arrangements is to provide the Company’s NEOs, and other eligible employees, the opportunity to build up saving and benefits to be used in retirement.

The Company’s NEOs are eligible to participate in the Company-sponsored 401(k) Plan. The 401(k) Plan qualifies as a cash or deferred salary arrangement under Section 401(k) of the Code. Under the 401(k) Plan, all participating employees, including NEOs, may defer up to 25% of their pre-tax earnings, subject to the annual Code contribution limit. The Company matches contributions up to a maximum of 3% of salary. In addition, the Company makes annual contributions ranging from 2% to 7% based upon tenure for each eligible 401(k) Plan member. Employees vest immediately in their deferred contributions and vest in the Company’s contribution at a rate of 40% after two full years of service, and then 20% per year until fully vested at 100% after five years of service. Specific allocations for NEOs appear in the Summary Compensation Table below.

The Company’s NEOs are also eligible to participate in the Company-sponsored Deferred Plan. The Deferred Plan, in which only key employees are eligible to participate, permits the Company’s NEOs and other key employees to defer receipt of current compensation. The Company provides a matching contribution and a year-end profit sharing contribution that follows the terms of the 401(k) Plan. The Deferred Plan is not intended to be a qualified plan under the provisions of the Code. It is intended to be unfunded and, therefore, all compensation deferred under the Deferred Plan is held by the Company and commingled with its general assets. The participating employees are general creditors of the Company with respect to these benefits. The Company has the right to amend, modify, or terminate the Deferred Plan at any time. Participants in the Deferred Plan direct contributions to be invested among several different hypothetical investment options, which correspond with investment options under the Company’s 401(k) Plan. Amounts are distributed at termination in the form of either a lump sum payment or annual installments over five years. NEOs deferred $23,492 on an aggregate basis for 2006, and the Company provided a matching contribution for NEOs in the aggregate of $16,892 for 2006 and an aggregate year-end profit sharing contribution of $31,226 for 2006. Specific allocations for NEOs appear in the Summary Compensation Table below. Individual deferral amounts, employer contributions, earnings and account balances appear in the Non-Qualified Deferred Compensation Table below.

All employees are eligible to participate in the Company’s welfare plan benefits which include medical, dental, life and accidental death and dismemberment insurance and a flexible spending account. In addition, Mr. Bowen and Mr. Gaer receive additional compensation for personal life and long-term disability policies, and Dr. Newsome receives additional compensation for the purchase of a life insurance policy. (The value of these benefits for each NEO is set out on the Summary Compensation Table, set out below.)

The Effects of Regulatory Requirements on the Company’s Executive Compensation.

Code Section 162(m). Section 162(m) of the Code limits to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the Company’s proxy statement unless the compensation meets certain specific requirements. Under currently applicable regulations, in general, the Company is not required to comply with the requirements of Code Section 162(m) until the annual shareholders’ meeting to be held in 2010, or sooner in accordance with the regulations. In the future, however, compensation principles will be informed by the guidance under Code Section 162(m). In addition, the Company believes that all stock options granted to date under the LTIP are consistent with the requirements of Section 162(m) for deductibility. As a matter of policy, the Compensation Committee intends to develop and administer compensation programs which would maintain deductibility under Section 162(m) for all executive compensation, however, deductibility under Code Section 162(m) may not always be determinative.

Code Section 409A. Code Section 409A generally modified the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Although complete guidance regarding Code Section 409A has not been issued, the Compensation Committee considers the implications under Code Section 409A in determining the design, including the form and timing of deferred compensation, paid to the Company’s executives, including NEOs. The Company’s non-qualified deferred compensation arrangements are administered in accordance with a reasonable good faith interpretation of the rules and guidance published under Code Section 409A, and will continue to do so.

Code Sections 280G and 4999. Section 280G of the Code limits the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Section 280G), and Section 4999 of the Code imposes excise taxes on certain executives who receive “excess parachute payments.” The Compensation Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when it designs and implements arrangements that may be triggered upon a change in control for all potentially affected employees, including the Company’s NEOs.

Accounting Rules. Various rules under generally accepted accounting practices determine the extent to which and the manner in which the Company accounts for grants under the LTIP in its financial statements. The Compensation Committee takes into consideration the accounting treatment under FAS 123(R) when determining the types of and value of grants under the LTIP for all employees, including the Company’s NEOs. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to the Company’s employees.

Severance and Change in Control Provisions.

Certain of the Company’s NEOs have employment agreements with the Company that respectively provide for payments and benefits upon certain types of terminations of employment, each of which is described below.

Those NEOs who are not parties to specific employment agreements are eligible to participate in the Company’s Separation Allowance policy that provides a discretionary severance payment upon certain types of “no-fault” terminations, including: job elimination, physical incapacity (disability), lack of qualifications, changed job requirements or reasons considered by the Company as “hardship,” which may include childcare, obligations caused by the death of a spouse or relocation of a spouse. Factors considered to determine separation payments are years of service and positions. Senior vice presidents of the Company and above with between six months and one year of service are eligible to receive two weeks separation pay. Senior vice presidents of the Company and above with between one year and three years of service are eligible to receive four weeks of separation pay. Senior vice presidents of the Company and above with from three to six years of service are eligible to receive two weeks of severance pay for each year of service; those with ten or more years of service are eligible to receive four weeks per year of service. In all events, separation pay is capped at 52 weeks of payments.

All NEOs are subject to non-competition and other restrictive agreements either under their respective employment agreements or under the terms of the terms of each of the NSO and RSU agreements provided to them in conjunction with the IPO (the “IPO Grant Agreements”).

Severance and Change in Control Payments for Mr. Schaeffer

Mr. Schaeffer is not a party to an employment agreement with the Company. As such, Mr. Schaeffer is eligible to participate in the Separation Allowance policy, described above. In addition, in accordance the terms of each of his IPO Grant Agreements, 50% of all NSOs and RSUs awarded at the IPO will vest if he is not re-elected Chairman of the Board at the 2007 shareholder’s meeting. In addition, 100% of the NSOs and RSUs awarded at the IPO will vest upon Mr. Schaeffer’s death or termination from employment because of disability.

In addition, under the terms of Mr. Schaeffer’s IPO Grant Agreements, 100% of the NSOs and RSUs awarded at the IPO will vest if Mr. Schaeffer’s employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control.

“Constructive Discharge” is defined in the IPO Grant Agreements to mean termination on or within the 18 month period following a Change in Control after: (i) a material diminution in position, authority, duties, responsibilities or status, (ii) a reduction in base salary from the highest base salary in effect at any time within 12 months preceding the Change in Control, (iii) involuntary cessation of participation in any compensation plan participated in immediately prior to the Change in Control (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of participation relative to similarly situated employees, (iv) without written consent, relocation outside of the New York City metropolitan area, or (v) the Company’s failure to obtain an assumption of the agreement.

“Cause” is defined in the IPO Grant Agreements by incorporating the definition of such term from the LTIP, and as applied to each holder of an award under the LTIP, “Cause” is defined in the LTIP to mean, as determined by the board: (i) engaging in any act, or failing to act, or misconduct that is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the award holder and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the award holder with the Company or prohibiting an award holder from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or an Affiliate’s government licenses, permits or approvals, which is primarily due to the award holder’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the award holder’s services.

“Change of Control” is also defined in the IPO Grant Agreements by incorporating the definition of such term from the LTIP, and under the terms of the LTIP, a “Change in Control” means the occurrence of any of the following:

1.	Any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that a Change in Control shall not be deemed to occur if an employee benefit plan (or a trust forming a part thereof) maintained by the Company, directly or indirectly, becomes the beneficial owner of more than fifty percent (50%) of the then-outstanding voting securities of the Company after such acquisition;

2.	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (a) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (b) the directors of the Company immediately prior thereto continuing to represent at least fifty percent (50%) of the directors of the Company or such surviving entity immediately after such merger or consolidation; or

3.	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

In all events, to the extent Section 409A of the Code applies to grants under the LTIP, the determination of whether a Change in Control shall be in accordance with such Section 409A. In addition, all payments will be made in accordance with Section 409A of the Code, to the extent such section applies.

Severance and Change in Control Payments for Dr. Newsome

The Company has an employment agreement with Dr. Newsome, its president and chief executive officer, effective as of August 2, 2004 through August 1, 2007 (the “Newsome Agreement”). Under the terms of the Newsome Agreement, Dr. Newsome is currently paid a base salary of $900,000 per annum. If Dr. Newsome is terminated without Cause or if he resigns for Good Reason (each as defined in his agreement), or the Newsome Agreement is not renewed for reasons other than Cause, he will be entitled to a payment of $900,000. The term “Cause” includes Dr. Newsome’s violation, involving dishonesty, breach of trust or bad faith, of any statute, regulation or rule in the areas of commodities or securities regulation that results in sanctions against him or the Company; fraud, embezzlement, theft or misappropriation of the Company’s funds; failure to devote substantially all of his business time and efforts to the Company or the uncured material breach of the terms of his agreement. The term “Good Reason” includes relocation by the Company of the principal place of employment by more than 50 miles from New York City; or a material breach by the Company of the terms of Dr. Newsome’s agreement or a demotion or significant diminution in responsibilities. In addition, in accordance the terms of each of the NSO and RSU agreement provided to Dr. Newsome in conjunction with the IPO, 100% of the NSOs and RSUs awarded at the IPO will vest upon his death or termination from employment because of disability.

In addition, under the terms of Dr. Newsome’s IPO Grant Agreements, 100% of the NSOs and RSUs awarded at the IPO will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control. (See discussion of definitions of Cause, Constructive Discharge and Change in Control in the IPO Grant Agreements under Severance and Change in Control Payments for Mr. Schaeffer above.)

Severance and Change in Control Payments for Mr. Shifrin

Mr. Shifrin is not a party to an employment agreement with the Company. As such, Mr. Shifrin is eligible to participate in the Separation Allowance policy, described above. In addition, under the terms of his IPO Grant Agreements, 100% of the NSOs and RSUs awarded at the IPO will vest if Mr. Shifrin’s employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control. (See discussion of definitions above under Severance and Change in Control Payments for Mr. Schaeffer.)

Severance and Change in Control Payments for Mr. Bowen

Mr. Bowen entered into an employment agreement with the Company, effective as of March 1, 2006, which was amended on November 17, 2006 (the “Bowen Agreement”). In accordance with the terms of the Bowen Agreement, Mr. Bowen serves as the Company’s general counsel and chief administrative officer. The Bowen Agreement is effective through February 28, 2009, at which point it automatically renews for subsequent one-year periods unless either party provides the other with thirty days advance written notice of his or its desire not to renew the then current term. The Bowen Agreement may renew in subsequent years in accordance with the same renewal terms. Under the terms of the Bowen Agreement, Mr. Bowen is paid a base salary of $500,000 per year and an annual bonus in an amount determined by the Compensation Committee, which bonus must be at least $250,000.

If Mr. Bowen is terminated without Cause or if he resigns for Good Reason (each as defined in his agreement), he will be entitled to: (A) a cash termination payment equal to 150% of the sum of his (x) annual salary and (y) the minimum annual bonus, payable in prescribed installments over a one-year period, (B) health insurance benefits for up to 12 months after termination of employment, and (C) fifty percent (50%) of all outstanding unvested equity awards granted under the LTIP will vest.

Pursuant to the Bowen Agreement, the term “Cause” includes Mr. Bowen’s conviction of a felony, or conviction of any other crime involving dishonesty or breach of trust; a violation involving dishonesty, breach of trust or bad faith of any statute, regulation or rule in the areas of commodities or securities regulation that results in sanctions against Mr. Bowen or the Company; deliberate misconduct, willful dereliction of duty, fraud, misappropriation or embezzlement; failure to devote substantially all of his business time and efforts to the Company; or the uncured material breach of the terms of his agreement. The term “Good Reason” is defined as relocation by more than 50 miles of Mr. Bowen’s principal place of employment or a material uncured breach by the Company.

In addition, under the terms of Mr. Bowen’s IPO Grant Agreements, 100% of the NSOs and RSUs awarded at the IPO will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control. (See discussion of definitions of Cause, Constructive Discharge and Change in Control in the IPO Grant Agreements under Severance and Change in Control Payments for Mr. Schaeffer above.)

Severance and Change in Control Payments for Mr. Gaer

Mr. Gaer entered into an employment agreement with the Company, effective as of March 31, 2003, which was amended on March 31, 2006 and subsequently amended November 17, 2006 (the “Gaer Agreement”). In accordance with the terms of the Gaer Agreement, Mr. Gaer serves as the Company’s chief information officer. The Gaer Agreement is effective through March 30, 2009, at which point it automatically renews for subsequent one-year periods unless either party provides the other with thirty days advance written notice of his or its desire not to renew the then current term. Under the terms of the Gaer Agreement, Mr. Gaer is paid a base salary of $500,000 per year and an annual bonus in an amount determined by the Compensation Committee, which bonus must be at least $250,000.

If Mr. Gaer is terminated without Cause or if he resigns for Good Reason (each as defined in his agreement), he will be entitled to: (A) a cash termination payment equal to 150% of the sum of his (x) annual salary and (y) the minimum annual bonus, payable in prescribed installments over a one-year period, (B) health insurance benefits for up to 12 months after termination of employment, and (C) fifty percent (50%) of all outstanding unvested equity awards granted under the LTIP will vest.

Pursuant to the Gaer Agreement, the term “Cause” includes Mr. Gaer’s conviction of a felony, or conviction of any other crime involving dishonesty or breach of trust; a violation involving dishonesty, breach of trust or bad faith of any statute, regulation or rule in the areas of commodities or securities regulation that results in sanctions against Mr. Gaer or the Company; deliberate misconduct, willful dereliction of duty, fraud, misappropriation or embezzlement; failure to devote substantially all of his business time and efforts to the Company; or the uncured material breach of the terms of his agreement. The term “Good Reason” is defined as relocation by more than 50 miles of Mr. Gaer’s principal place of employment or a material uncured breach by the Company.

In addition, under the terms of Mr. Bowen’s IPO Grant Agreements, 100% of the NSOs and RSUs awarded at the IPO will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control. (See discussion of definitions of Cause, Constructive Discharge and Change in Control in the IPO Grant Agreements under Severance and Change in Control Payments for Mr. Schaeffer above.)

Severance Payments to Mr. Bailey

The employment of the Company’s former chief operating officer and chief financial officer, Mr. Jerome Bailey, terminated effective as of October 24, 2006. On that date, the Company entered into an Agreement and Release with Mr. Bailey pursuant to which Mr. Bailey irrevocably and unconditionally released the Company and its past, present and future direct and indirect parents, subsidiaries, affiliates, divisions, predecessors, successors, and assigns, and their respective past, present and future stockholders, officers, directors, members, representatives, agents and employees, in their official and individual capacities, and all other related individuals and entities, jointly and individually from all claims, except claims under the agreement and claims for certain state and federally governed protections or benefits, he had, whether known or unknown, as of the date of the release. In addition, Mr. Bailey also relinquished all rights he otherwise would have had under the LTIP. In exchange for this release, the Company paid to Mr. Bailey $500,000.

On October 25, 2006, the Company entered into a consulting agreement with Mr. Bailey. Pursuant to its terms, Mr. Bailey was paid $1,923.00 per day, on an invoiced basis, for days he provided services to the Company. This agreement expired on December 31, 2006. From the period October 25, 2006 through December 31, 2006, the Company paid to Mr. Bailey $61,536 under the terms of his consulting agreement.

Projected payments upon severance or change in control to Mr. Schaeffer, Dr. Newsome, Mr. Shifrin, Mr. Bowen and Mr. Gaer, as well as actual payment upon his separation to Mr. Bailey, are set forth below in the Potential Payments Upon Termination or Change in Control table, set forth below.

Summary Compensation Table

The table below summarizes the compensation for 2006 earned by the chief executive officer, chief financial officer and each of the three other most highly paid executive officers who were serving as executive officers on December 31, 2006, as well as the former chairman and chief executive officer and the former chief operating officer and chief financial officer.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(7) ($)	Total ($)
Richard Schaeffer, Chairman(4)	2006	$401,538	$2,000,000	$258,125	$478,800	—	$3,138,463
James Newsome, President and Chief Executive Officer	2006	$783,077	$1,400,000	$258,125	$478,800	$64,623	$2,984,625
Kenneth Shifrin, Chief Financial Officer	2006	$225,000	$375,000	$51,625	$172,900	$4,500	$829,025
Christopher Bowen, General Counsel, Chief Administrative Officer and Secretary	2006	$469,967	$300,000	$59,000	$199,500	$49,741	$1,078,208
Samuel Gaer, Chief Information Officer	2006	$465,538	$400,000	$59,000	$199,500	$41,709	$1,165,747
Mitchell Steinhause, Former Chairman and Chief Executive Officer(5)	2006	$210,000	—	—	—	$5,262	$215,262
Jerome Bailey, Former Chief Operating Officer and Chief Financial Officer(6)	2006	$330,769	—	—	—	$500,000	$830,769

(1)	Amounts in this column reflect guaranteed bonuses paid to NEOs under respective employment agreements and discretionary bonuses awarded to recognize efforts by each NEO during 2006, including performance with respect to the Company’s initial public offering. Allocations, if any, between a special, one-time IPO bonus and discretionary or guaranteed bonus are shown on the total compensation table appearing after the Bonus Compensation section of the Compensation Discussion and Analysis.
(2)	Amounts in this column reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with FAS 123R, with respect to awards of time-based RSUs. RSUs awards were not available prior to 2006. For details of individual grants of RSUs during 2006, please see the Grants of Plan-Based Awards table below. There were no forfeitures of restricted share units by any of the NEOs during the fiscal year. The assumptions on which this valuation is based are set forth in Note 15 to the Company Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission (“SEC”) on March 5, 2007.
(3)	Amounts in this column reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with FAS 123R, with respect to awards of options on Company stock, which includes option awards made during the indicated year. Option awards were not available prior to 2006. For details of individual grants of stock options during 2006, please see the Grants of Plan-Based Awards table below. There were no forfeitures of Company stock options by any of the NEOs during the fiscal year. The assumptions on which this valuation is based are set forth in Note 15 to the Company Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 5, 2007.
(4)	Mr. Schaeffer’s salary in this column does not include $37,333 he received from January to May 2006 as stipends in respect of his service as Vice Chairman of the Board.
(5)	Mr. Steinhause was the Company’s chairman and chief executive officer. His term expired May 1, 2006.

(6)	Mr. Bailey was the Company’s chief operating officer and chief financial officer. His employment with the Company terminated on October 24, 2006.
(7)	Amounts in this column include the following: the incremental cost of perquisites unless aggregate cost is less than $10,000; termination payments; premium payments for group health, dental and life insurance; Company contributions to the 401(k) Plan and Deferred Plan. The table below shows the components of this column:

Name	401(k) Match	401(k) Profit Sharing	Deferred Plan Match	Deferred Plan Profit Sharing	Premiums for Group Insurance (Health, Dental, Life, Disability)	Taxable Fringe(A)	Severance	Total All Other Compensation
James Newsome	$6,000	$4,400	$16,892	$11,262	$12,300	$13,769	—	$64,623
Kenneth Shifrin	—	$4,400	—	$100	—	—	—	$4,500
Christopher Bowen	$6,000	$11,000	—	$12,498	$10,742	$9,500	—	$49,741
Samuel Gaer	$6,000	$6,600	—	$7,366	$10,742	$11,000	—	$41,709
Mitchell Steinhause	$5,262	—	—	—	—	—	—	$5,262
Jerome Bailey	—	—	—	—	—	—	$500,000	$500,000

(A)	Amounts include compensation to reimburse for personal tax liability with respect to premiums payable by the Company for additional life and/or long-term disability policies.

Grants of Plan-Based Awards—2006

The table below summarizes LTIP NSO and RSU awards granted during 2006 to the chief executive officer, chief financial officer and each of the three other most highly paid executive officers who were serving as executive officers on December 31, 2006.

Name	Grant Date(1)	RSU Awards: Number of Units	Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards ($/Share)	Grant Date Fair Total Value of RSU and Option Awards(2)
Richard Schaeffer	11/17/2006 11/17/2006	35,000	180,000	$59.00	$ $	2,065,000 3,830,400

James Newsome	11/17/2006 11/17/2006	35,000	180,000	$59.00	$ $	2,065,000 3,830,400

Kenneth Shifrin	11/17/2006 11/17/2006	7,000	65,000	$59.00	$ $	413,000 1,383,200

Christopher Bowen	11/17/2006 11/17/2006	8,000	75,000	$59.00	$ $	472,000 1,596,000

Samuel Gaer	11/17/2006 11/17/2006	8,000	75,000	$59.00	$ $	472,000 1,596,000

(1)	All awards granted on the date of the Company’s IPO. The Compensation Committee and the board approved all grants, to be effective on date of the Company’s IPO, on November 8 and November 10, 2006, respectively.
(2)	The grant date fair value for each RSU is the price per share set for the Company’s initial public offering ($59.00) multiplied by the number of RSUs granted. The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. Volatility is based on the projected volatility of the price of the Company’s stock using comparative industry data. The expected option life was determined based on various factors including employee turnover rate, the vesting period of the options and information received from third-party consultants. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option. The fair values of the above stock option awards for 2006 were estimated based on the following assumptions: expected volatility, 34.5%; risk-free interest rate, 4.62%; expected dividend yield, 0.00%; expected life, 4.5 years. Accordingly the Black-Scholes estimated fair value per option granted is $21.28 per share.

Outstanding Equity Awards at Fiscal Year-End—2006

The table below summarizes LTIP NSO and RSU awards granted during 2006 to the chief executive officer, chief financial officer and each of the three other most highly paid executive officers who were serving as executive officers on December 31, 2006. 2006 was the first year in which equity awards were granted to NEOs, so this table shows all outstanding awards as of December 31, 2006.

	Option Awards			Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options (Unexercisable)(1)	Option Exercise Price	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested(2)	Market Value of Restricted Stock Units That Have Not Vested(3)
Richard Schaeffer	180,000	$59.00	11/17/2014	35,000	$4,340,350
James Newsome	180,000	$59.00	11/17/2014	35,000	$4,340,350
Kenneth Shifrin	65,000	$59.00	11/17/2014	7,000	$868,070
Christopher Bowen	75,000	$59.00	11/17/2014	8,000	$992,080
Samuel Gaer	75,000	$59.00	11/17/2014	8,000	$992,080

(1)	All awards granted on the date of the Company’s IPO, November 17, 2006. No options were granted in any year prior to 2006. All options vest 25% per year on each anniversary of the grant date, starting with November 17, 2007, subject to potential acceleration as described above.
(2)	All awards granted on the date of the Company’s IPO, November 17, 2006. No RSUs were granted in any year prior to 2006. All RSUs vest 25% per year on each anniversary of the grant date, starting with November 17, 2007, subject to potential acceleration as described above.
(3)	The market value for each RSU is the price per share of the Company’s common stock based on the closing price of $124.01 on the last business day of the year, December 29, 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR QUALIFYING TERMINATION AFTER A CHANGE IN CONTROL TABLE

The following tables show potential payments (except Mr. Bailey, which are actual) to the Company’s NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment of each of the Company’s NEOs, assuming either no-fault termination under the Company’s Separation Allowance policy, Good Reason or Cause under an employment agreement or Cause or Constructive Discharge under the IPO Grant Agreement and LTIP, and a December 31, 2006 termination date (except as noted) and, as applicable, using the closing price of the Company’s common stock of $124.01 (as reported on the New York Stock Exchange on the last business day of the year, December 29, 2006). See discussion at Severance and Change in Control Provisions section of Compensation Discussion and Analysis.

NEOs/Event	Cash Payment	Value of UnVested and Accelerated Stock Options(1)	Value of Vested RSUs(2)	Value of Other Benefits(3)
Richard Schaeffer
No Fault Termination Under Separation Allowance Policy(4)	$23,077
Non-reelection as Chairman(5)	$23,077	$5,850,900	$2,170,175
Death or Disability(6)		$11,701,800	$4,340,350
Qualified Termination After Change in Control(7)	$23,077	$11,701,800	$4,340,350

James Newsome
Qualified Termination Under Employment Agreement(8)	$900,000
Death or Disability(9)		$11,701,800	$4,340,350
Qualified Termination After Change in Control(10)	$900,000	$11,701,800	$4,340,350

Kenneth Shifrin
No Fault Termination Under Separation Allowance Policy(11)	$17,308
Qualified Termination After Change in Control(12)	$17,308	$4,225,650	$868,070

Christopher Bowen
Qualified Termination Under Employment Agreement(13)	$1,125,000	$2,437,875	$496,040	$12,810
Qualified Termination After Change in Control(14)	$1,125,000	$4,875,750	$992,080	$12,810

Samuel Gaer
Qualified Termination Under Employment Agreement(15)	$1,125,000	$2,437,875	$496,040	$12,810
Qualified Termination After Change in Control(16)	$1,125,000	$4,875,750	$992,080	$12,810

Jerome Bailey
Payments Under Agreement and Release(17)	$500,000
Payments Under Consulting Agreement(18)	$61,536

(1)	The payments relating to stock options represent the value of unvested and accelerated stock options as of December 31, 2006, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the Company’s common stock on December 29, 2006 ($124.01).
(2)	The RSUs represent a right to receive a share of Company stock calculated by multiplying the number of accelerated RSUs by the closing price of the Company’s common stock on December 29, 2006 ($124.01).
(3)	Value of other benefits received in the event of a termination. Amounts reflect twelve months of health insurance coverage under the Company’s group health plan.

(4)	As of December 29, 2006, Mr. Schaeffer would have between 6 and 12 months of service with the Company. Under the terms of the Severance Allowance policy, this would entitle him to two weeks of severance pay based on an annualized salary of $900,000. The assumption for the table is that he would be eligible for this payment in all termination events set forth on the table.
(5)	Under the terms of Mr. Schaeffer’s IPO Grant Agreements, 50% of the NSOs and RSUs granted at IPO will vest if he is not re-elected Chairman at the Annual Meeting. For purposes of this analysis only, the Company has assumed a termination as of December 29, 2006 and assume these provisions are operative as of that date. In fact, by their terms, this provision could not be operative on December 29, 2006.
(6)	Under the terms of Mr. Schaeffer’s IPO Grant Agreements, 100% of the NSOs and RSUs granted at IPO will vest upon his termination because of death or Disability.
(7)	Under the terms of Mr. Schaeffer’s IPO Grant Agreements, 100% of the NSOs and RSUs granted at IPO will vest if he is terminated without Cause or based on a Constructive Discharge within 18 months of a Change in Control.
(8)	Under the terms of the Newsome Agreement, Dr. Newsome will be paid $900,000 (his annual base salary) if he is terminated without Cause of for Good Reason, or if the Newsome Agreement is not renewed. This assumes either of these has occurred as of December 29, 2006.
(9)	Under the terms of Dr. Newsome’s IPO Grant Agreements, 100% of the NSOs and RSUs granted at IPO will vest upon his termination because of death or Disability.
(10)	Under the terms of Dr. Newsome’s IPO Grant Agreements, 100% of the NSOs and RSUs granted at IPO will vest if he is terminated without Cause or based on a Constructive Discharge within 18 months of a Change in Control. For purposes of this analysis, the Company assumes Dr. Newsome would be eligible for payment of severance under the terms of his Employment Agreement.
(11)	As of December 29, 2006, Mr. Shifrin would have 2 years of service with the Company. Under the terms of the Severance Allowance policy, this would entitle him to 4 weeks of severance pay based on an annualized salary of $225,000. The assumption for the table is that he would be eligible for this payment in all termination events set forth on the table.
(12)	Under the terms of Mr. Shifrin’s IPO Grant Agreements, 100% of the NSOs and RSUs granted at IPO will vest if he is terminated without Cause or based on a Constructive Discharge within 18 months of a Change in Control.
(13)	Under the terms of the Bowen Agreement, Mr. Bowen will be paid 1.5 times his base salary and guaranteed bonus in the event of his termination without Cause or for Good Reason. In addition, he will receive health benefits under the Company’s group health plan for twelve months following termination and 50% of the outstanding IPO wards will vest.
(14)	Under the terms of Mr. Bowen’s IPO Grant Agreements, 100% of the NSOs and RSUs granted at IPO will vest if he is terminated without Cause or based on a Constructive Discharge within 18 months of a Change in Control. This also assumes that payment would be made under the Bowen Agreement.
(15)	Under the terms of the Gaer Agreement, Mr. Gaer will be paid 1.5 times his base salary and guaranteed bonus in the event of his termination without Cause or for Good Reason. In addition, he will receive health benefits under the Company’s group health plan for twelve months following termination and 50% of the outstanding IPO wards will vest.
(16)	Under the terms of Mr. Gaer’s IPO Grant Agreements, 100% of the NSOs and RSUs granted at IPO will vest if he is terminated without Cause or based on a Constructive Discharge within 18 months of a Change in Control. This also assumes that payment would be made under the Gaer Agreement.
(17)	Under the terms of Mr. Bailey’s Agreement and Release, he was paid $500,000 on October 24, 2006. The table reflects this amount.
(18)	Under the terms of Mr. Bailey’s consulting agreement, he was paid $1,923 per day for services rendered to the Company. Mr. Bailey invoiced the Company for 32 days of service, for a total of $61,536.

NONQUALIFIED DEFERRED COMPENSATION TABLE

NEO	NEO Deferrals 2006 ($)	Company Contributions in 2006(1) ($)	Aggregate Earnings in 2006 ($)	Aggregate Balance at 2006 Year End ($)
James Newsome	$22,454	$—	$1,091	$23,544
Christopher Bowen	—	$5,204	$4,418	$34,130
Samuel Gaer	—	$3,000	$271	$6,440

(1)	Comprised of matching contributions and profit sharing contributions to the Deferral Plan. See All Other Compensation Table immediately following the Summary Compensation Table, and discussion under the Retirement and Deferral Arrangements section of the Compensation Discussion and Analysis.

Compensation of Directors

Prior to November 17, 2006, the Company’s non-employee directors were compensated as follows: the chairman received an annual base salary of $600,000 for his services to the board. The vice chairman received an annual stipend of $100,000 as well as a fee of $1,000 for each monthly board meeting attended. Mr. Schaeffer, the Company’s chairman, and Mr. Halper, the Company’s vice chairman, were elected to their respective positions May 1, 2006.

All other non-employee directors received a monthly stipend of $2,500. In addition, all non-employee directors, except the chairman and vice chairman, received $1,000 for each regular monthly board meeting attended. Further, each public director received $1,000 for each of the Audit, Compensation and Corporate Governance Committee meetings attended. Prior to May 1, 2006, non-employee directors, other than the chairman and vice chairman, serving on the Executive Committee received a $20,000 yearly retainer. Actual cash amounts received by non-employee directors for the period beginning January 1, 2006 and ending November 17, 2006 are included in the Non-Employee Director Compensation for 2006 table set forth below.

During 2006, the Compensation Committee consulted with FW Cook to evaluate the Company’s compensation program for non-employee directors and to devise a compensation program designed to attract and retain high-skilled non-employee directors. FW Cook provided benchmark data based on the peer companies described above in the section entitled Role of Peer Group Analysis. Based on this analysis, FW Cook advised that the compensation of non-employee directors be revised. After careful consideration, the Compensation Committee adopted changes to the non-employee director compensation plan and recommended that the board implement these changes. On July 6, 2006 the board approved the annual compensation plan for the Company’s non-employee directors (“Non-Employee Director Compensation Plan”), effective as of the date of the IPO, which was November 17, 2006.

The president and chief executive officer, and as of May 1, 2006, the chairman, are each employee directors of the Company. Accordingly, they do not receive fees or awards granted to non-employee directors. Prior to May 1, 2006, the current chairman of the Company, Richard Schaeffer, served as a non-employee director and vice chairman.

As of November 17, 2006, the following describes the Company’s Non-Employee Director Compensation Plan:

Cash Fees

Under the Non-Employee Director Compensation Plan, each non-employee director of the Company, other than the vice chairman, receives an annual cash retainer of $50,000 for services as a director of the Company. The vice chairman receives an annual cash retainer of $100,000. In addition, each non-employee director who serves as a member of the Audit, Compensation or Corporate Governance and Nominating Committees will receive an annual cash retainer of $10,000 for each committee, and the Chair of each of the Audit, Compensation and Corporate Governance and Nominating Committees will receive an additional annual cash retainer of $15,000, $10,000 and $10,000, respectively.

Fees paid for the period beginning on November 17, 2006 and ending December 31, 2006 were pro-rated against the amounts described above. Actual amounts paid to each non-employee director are included in the Non-Employee Director Compensation for 2006 table set forth below.

Equity Compensation

On November 17, 2006, in conjunction with the Company’s IPO, each non-employee director of the Company received an award of 339 deferred stock units (“DSUs”) equal to $20,000, except the vice chairman, who received an award of 678 DSUs, equal to $40,000. These awards will 100% vest on May 1, 2007.

Annually, each non-employee director and the vice chairman will receive an annual grant of DSUs valued at $40,000 and $80,000, respectively, as of the grant date. Grants will be made as of the close of each annual shareholder meeting and will be based on the closing price of the Company’s common stock on the day of that meeting. Annual DSU awards will 25% vest at the end of each quarter following the grant date, assuming the director does not terminate board service prior to the vesting date.

A DSU represents the Company’s obligation to issue one share of its common stock in accordance with the terms of the Non-Employee Director Compensation Plan. DSUs are not credited with dividends. All DSUs will be allocated to a non-qualified deferred compensation arrangement under the Non-Employee Director Compensation Plan, with fully vested shares of the Company common stock equal to the value of the DSU account delivered to the respective non-employee director 6 months following the termination of board service.

Non-Employee Director Compensation for 2006(1)

Name	Fees Earned or Paid in Cash ($)	DSUs(1) ($)	All Other Compensation(2) ($)	Total ($)
Current Directors
Richard Schaeffer(3)	$37,333	—	—	$37,333
Robert Halper	$73,677	$40,000	$75,000	$188,677
Stephen Ardizzone	$41,978	$20,000	$75,000	$136,978
Neil Citrone	$28,978	$20,000	$75,000	$123,978
Melvyn Falis(4)	$98,867	$20,000	—	$118,867
William Ford	$32,478	$20,000	—	$52,478
A. George Gero	$42,978	$20,000	—	$62,978
Thomas Gordon	$28,978	$20,000	$75,000	$123,978
Harvey Gralla	$42,978	$20,000	$75,000	$137,978
David Greenberg	$42,978	$20,000	$75,000	$137,978
Daniel Rappaport	$28,978	$20,000	—	$48,978
Frank Siciliano	$28,978	$20,000	$75,000	$123,978
Robert Steele(5)	$101,867	$20,000	—	$121,867
Dennis Suskind(6)	$72,478	$20,000	—	$92,478

Former Directors
Eric Bolling	$14,000	—	—	$14,000
Joel Faber	$14,000	—	—	$14,000
Stephen Forman	$14,000	—	—	$14,000
Howard Gabler(7)	$28,000	—	—	$28,000
Kenneth Garland	$14,000	—	—	$14,000
E. Buckley Griswold(7)	$28,000	—	—	$28,000
Jesse Harte	$14,000	—	—	$14,000
Scott Hess(8)	$20,667	—	—	$20,667
Steven Karvellas	$13,000	—	—	$13,000
David Lazarus	$14,000	—	—	$14,000
Harley Lippman(7)	$27,000	—	—	$27,000
Michael McCallion	$13,000	—	—	$13,000
Kevin McDonnell(8)	$20,667	—	—	$20,667
John McNamara	$14,000	—	—	$14,000
Stanley Meierfeld	$14,000	—	—	$14,000
Gary Rizzi(8)	$20,667	—	—	$20,667

(1)	This number reflects the valuation for these awards in accordance with FAS 123(R), determined as set forth in Note 15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 5, 2007. DSUs issued at IPO are at the grant date value, which was the price per share of Company common stock at IPO. Mr. Halper received 678 DSUs. All other non-employee directors received 339 DSUs. DSUs shall 100% vest on May 1, 2007. This reflects all outstanding equity awards granted to non-employee directors, as of December 31, 2006.
(2)	Certain board members received a one-time cash stipend payment for their services as members of the NYMEX ad hoc transition committee.
(3)	Mr. Schaeffer and Dr. Newsome serve as members of the board of directors. As employees, they are not compensated additionally for their board service. Their respective compensation as employees for 2006 is set forth in the Summary Compensation Table above. Additionally, from January 2006 to May 2006, Mr. Schaeffer received compensation as a non-employee director equal to $37,333, which reflects his service as Vice Chairman of the Board during the first four months of 2006.
(4)	Mr. Falis received additional compensation for serving as the Chairman of the Corporate Governance and Nominating Committee and as a member of the Compensation Committee and the Audit Committee.

(5)	Mr. Steele received additional compensation for serving as the Chairman of the Compensation Committee and as a member of the Audit Committee and the Corporate Governance and Nominating Committee.
(6)	Mr. Suskind received additional compensation for serving as the Chairman of the Audit Committee and as a member of the Compensation Committee and the Corporate Governance and Nominating Committee.
(7)	Messrs. Gabler, Griswold and Lippman served as members of the Audit, Compensation and Corporate Governance Committees from January 2006 to May 2006 and, as described above, received $1,000 for each meeting of such committees attended.
(8)	As noted above, prior to May 1, 2006, directors other than the chairman and vice chairman serving on the Executive Committee received a $20,000 annual retainer. Messrs. Hess, McDonnell and Rizzi served on the Executive Committee from January 2006 through May 2006 and received such retainer.

AUDIT COMMITTEE REPORT

The Audit Committee consists of the independent Public directors of the Company, and operates under a written charter adopted by the Audit Committee and the board of directors. The Audit Committee’s charter is available on the Company’s Internet site at www.nymex.com (available under “Shareholder Relations,” “Investor Relations,” “Corporate Governance Library” and then “Audit Committee Charter”).

Management has the primary responsibility for the Company’s consolidated financial statements and the reporting process, including the system of internal controls. KPMG LLP, the independent registered public accountants for the Company, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards established by the Public Company Accounting Oversight Board, in the United States, and for issuing a report thereon. The Audit Committee monitors these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and with the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters in accordance with Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The independent registered public accountants provided to the Audit Committee the written disclosures and the letter from the independent registered public accountants as required by the Independence Standards Board No. 1 “Independence Discussions With Audit Committee.” The Audit Committee discussed the accountants’ independence with independent registered public accountants.

The Audit Committee discussed with the Company’s internal auditors and with the independent registered public accountants the plans for their respective audits. The Audit Committee met with the internal auditors and with the independent registered public accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls and the quality of the Company’s financial reporting.

On December 13, 2006, the board of directors approved the recommendation of the Audit Committee to designate Mr. Dennis Suskind as the Audit Committee Financial Expert in compliance with Section 407 of the Sarbanes-Oxley Act of 2002.

On January 28, 2004, the Audit Committee established a Whistleblower Policy and Procedures for the Company, which was adopted by the board of directors on February 4, 2004. On November 22, 2004, the Audit Committee approved a revised Whistleblower Complaint Policy and Procedures, which was adopted by the board of directors on December 1, 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the board approve the audited consolidated financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and the board accepted the Audit Committee’s recommendation.

Submitted by the Audit Committee

Dennis Suskind (Chairman)

Melvyn Falis

Robert Steele

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On October 29, 2002, the board of directors of the Company ratified the recommendation of the Audit Committee that the independent registered public accounting firm, KPMG LLP (“KPMG”), be appointed as the independent auditor of the Company for the fiscal year ending December 31, 2002 and thereafter, effective immediately. On an on-going basis, the Audit Committee reviews and pre-approves all auditing and permissible non-audit services. Representatives from KPMG are not expected to be present at the Annual Meeting.

During the two most recent fiscal years through December 31, 2006 and the subsequent interim period, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) of the Company.

KPMG audited the Company’s financial statements for the year ended December 31, 2006. The following table shows the fees billed to the Company by KPMG for each of the last two fiscal years:

Description of Fees	2006	2005
Audit Fees	$862,500	$750,000
Audit-Related Fees (1)	$563,565	$90,500
Tax Fees (2)	$249,000	$1,086,500
All Other Fees	—	—

Total	$1,675,065	$1,927,000

(1)	Audit-Related Fees represent amounts billed for the audits of the Company’s benefit plans, debt compliance report, and other specific reporting requirements of the Company.
(2)	Tax Fees represent amounts billed for tax compliance and advisory services.

The Audit Committee has reviewed the above fees for non-audit services and believes such fees are compatible with the independent registered public accountants’ independence.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table illustrates that (1) as of March 29, 2007, no director other than William Ford, or executive officer of the Company, beneficially owned more than 1% of all the outstanding shares of common stock of the Company and (2) no persons other than certain investment entities affiliated with General Atlantic LLC and William Ford are the beneficial owners of 5% or more of the shares of common stock of the Company. The table sets forth information in respect of directors, named executive officers listed in the compensation table on page 27, directors and executive officers as a group, director-nominees who are not currently directors and certain beneficial stockholders. A person has beneficial ownership over shares if the person has voting or investment power over the shares.

At the time of the Company’s initial public offering, management, including the Company’s Chairman, Richard Schaeffer, received stock options and restricted stock units that are subject to four-year vesting schedules. Those grants do not appear in the table below because they do not vest within 60 days of March 29, 2007 and therefore are not deemed to be beneficially owned. For example, Richard Schaeffer received stock options exercisable for 180,000 shares of common stock and restricted stock units exercisable for 35,000 shares of common stock, which are not reflected in the beneficial ownership information below. These and other grants are described herein under Grants of Plan-based Awards—2006 on page 29 and in the Company’s Current Report on Form 8-K filed on November 24, 2006.

This table lists applicable percentage ownership based on 92,072,600 shares of common stock outstanding.(1)

Name of Beneficial Owner	Series	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Directors

Richard Schaeffer(2)	A-2 A-3	15,000 30,000

	All	45,000	*

Robert Halper(3)(8)	Unrestricted A-1 A-2 A-3	6,740 90,000 90,000 90,000

	All	276,740	*

James Newsome(4)	All	0	*

Frank Siciliano(5)(8)	Unrestricted A-1 A-2 A-3	5,600 33,000 30,000 30,000

	All	98,600	*

Stephen Ardizzone	A-1 A-2 A-3	62,000 60,000 60,000

	All	182,000	*

Name of Beneficial Owner	Series	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Neil Citrone	Unrestricted A-1 A-2 A-3	380 30,000 30,000 30,000

	All	90,380	*

Melvyn Falis	All	0	*

William Ford(6)	Unrestricted	7,259,100	7.88%

A. George Gero	A-1 A-2 A-3 B-1 B-2 B-3	60,000 60,000 60,000 5,600 5,600 5,600

	All	196,800	*

Thomas Gordon(8)	Unrestricted A-1 A-2 A-3	8,400 22,000 30,000 30,000

	All	90,400	*

Harvey Gralla	Unrestricted A-1 A-2 A-3	380 30,000 30,000 30,000

	All	90,380	*

David Greenberg+	A-1 A-2 A-3	10,000 30,000 25,000

	All	65,000	*

Daniel Rappaport(8)	Unrestricted A-1 A-2 A-3	2,800 60,000 60,000 60,000

	All	182,800	*

Robert Steele	All	0	*

Dennis Suskind	All	0	*

Name of Beneficial Owner	Series	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Named Executive Officers (who are not currently directors)
Christopher Bowen, Esq.	All	0	*
Samuel Gaer	B-1 B-2 B-3	1,400 2,800 2,800

	All	7,000	*
Kenneth Shifrin	All	0	*
Mitchell Steinhause	A-1 A-2 A-3	25,000 30,000 30,000

	All	85,000	*
Jerome Bailey	All	0	*

All Directors and Executive Officers as a Group		8,584,200	9.32%

Director-Nominee (who is not currently a director)
William Maxwell	Unrestricted A-1 A-2 A-3	760 60,000 60,000 60,000

	All	180,760	*

5% Stockholders
Investment entities affiliated with General Atlantic LLC(6)	Unrestricted	7,259,100	7.88%
c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, CT 06830

+	Indicates director is not nominated for re-election to the board of directors.
*	less than one percent.
(1)	Although the Company’s currently issued and outstanding shares of common stock are registered under the Securities Act, these shares are subject to significant transfer restrictions under the certificate of incorporation. The transfer restriction periods will expire, subject to certain conditions:

•	May 15, 2007 in the case of Series A-1 and B-1 Common Stock;

•	November 11, 2007 in the case of Series A-2 and B-2 Common Stock; and

•	May 9, 2008 in the case of Series A-3 and B-3 Common Stock.

(2)	Mr. Schaeffer is also Chairman.
(3)	Mr. Halper is also Vice Chairman.
(4)	Dr. Newsome is also the President and Chief Executive Officer.
(5)	Mr. Siciliano is also Treasurer.
(6)

Represents (i) 6,645,744 shares of Common Stock owned by General Atlantic Partners 82, L.P. (“GAP 82”), (ii) 108,886 shares of Common Stock owned by GapStar, LLC (“GapStar”), (iii) 390,321 shares of Common Stock owned by GAP Coinvestments III, LLC (“GAPCO III”), (iv) 95,420 shares of Common Stock owned by GAP Coinvestments IV, LLC (“GAPCO IV”), (v) 15,099 shares of Common Stock owned by GAPCO GmbH & Co. KG (“KG”) and (vi) 3,630 shares of Common Stock owned by GAP Coinvestments CDA, L.P. (“CDA”). General Atlantic LLC (“GA”) is the general partner of each of GAP 82 and CDA. GA is also the sole member of GapStar. The managing members of GAPCO III and GAPCO IV are Managing Directors of GA. GAPCO Management GmbH (“GmbH Management”) is the general partner of KG. The Managing Directors of GA are authorized and empowered to vote and dispose of the securities held by KG and GmbH Management. There are twenty-three Managing Directors of GA. GA, GAP 82, CDA, GAPCO III, GAPCO IV, GapStar, KG and GmbH Management are a “group” within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended, and may be deemed to own beneficially an aggregate of 7,259,100 shares of Common Stock, which represents 7.9% of the Company’s issued and outstanding shares of common stock on an as converted basis (calculated on the basis of the number of shares of common stock which may be acquired by each such person within 60 days). Mr. Ford is Chief Executive Officer and a Managing Director of GA, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Ford has no pecuniary interest in the shares of the Company owned by KG and CDA. The mailing address for GA and the other General Atlantic entities (other than KG and GmbH Management) is set forth in the table. The mailing address of KG and GmbH Management is c/o General Atlantic GmbH, Koenigsallee 63, 40212 Düsseldorf, Germany. Although the 7,259,100 shares of Common Stock are unrestricted, they remain subject to certain sale and transfer restrictions pursuant to the Investor Rights Agreement between GA and the Company.

(7)	As president of ONEOK Energy Services (“ONEOK”), Mr. Maxwell has voting control over the 180,760 shares owned by ONEOK and is therefore deemed to beneficially own such shares.
(8)	The shares beneficially owned by such directors include shares of unrestricted common stock that will be received on May 15, 2007 in connection with the COMEX Transaction Agreement, described above under Certain Relationships and Related Party Transactions on page 10.

EXECUTIVE OFFICERS

Set forth below are: (1) the names and ages of all executive officers (including executive officers who are also directors) of the Company at April 9, 2007; (2) all positions with the Company presently held by each such person; and (3) the positions held by, and principal areas of responsibility of, each such person during the last five years.

RICHARD SCHAEFFER	Director and Chairman Class A Member since 1981	Age 54

Mr. Schaeffer was the Vice Chairman from 2004 until his election as Chairman in 2006. Mr. Schaeffer was the Treasurer from 1993 to 2004 and has served on the Executive Committee since 1992. Mr. Schaeffer has been a Director since 1990 and an owner of a Class A membership in NYMEX Exchange since 1981. From 1997 to 2006, Mr. Schaeffer was an Executive Director of Global Energy Futures for ABN AMRO, Inc. From 1992 to 1997, Mr. Schaeffer had been a Senior Vice President/Director of the Chicago Corp., which was a clearing member of both the NYMEX Division and the COMEX Division, until its buyout by ABN AMRO, Inc. Mr. Schaeffer is the Chairman of the NYMEX Charitable Foundation. Mr. Schaeffer also serves as a member of the board of directors of the Juvenile Diabetes Foundation.

JAMES NEWSOME	Director, President and Chief Executive Officer	Age 47

Dr. Newsome has been the President since August 2004 and has been Chief Executive Officer since March 14, 2006. Prior to joining the Company, Dr. Newsome was appointed by President George W. Bush and served as Chairman of the CFTC upon U.S. Senate confirmation in December 2001. Dr. Newsome had been a Commissioner of the CFTC since August 1998. During his CFTC tenure, Dr. Newsome served as a member of the President’s Working Group on Financial Markets, and the President’s Corporate Fraud Task Force. Dr. Newsome serves on the Executive Committee of the Company and is the Co-Chairman of the Political Action Committee. Dr. Newsome serves on the boards of DME Holdings Limited and Dubai Mercantile Exchange Limited. Dr. Newsome serves on the NYMEX Charitable Foundation.

CHRISTOPHER BOWEN	General Counsel, Chief Administrative Officer and Secretary	Age 46

Mr. Bowen was appointed as General Counsel and Chief Administrative Officer in 2002 and Corporate Secretary in 2006. Mr. Bowen has served as Senior Vice President and General Counsel since 1997. Mr. Bowen also serves as the Corporate Secretary of NYMEX Europe Exchange Holdings Limited and NYMEX Europe. Mr. Bowen held the positions of Associate General Counsel and Senior Associate General Counsel. Mr. Bowen had also served as Counsel/Manager of Futures Compliance at Morgan Stanley & Co., Inc. and as an attorney at the CFTC. He is a graduate of Columbia University and the University of Maryland Law School.

MADELINE BOYD	Senior Vice President—External Affairs Class A Member from 1984 until 2003	Age 54

Ms. Boyd was appointed in 2004 as Senior Vice President of External Affairs. Ms. Boyd had been a Class A member of the NYMEX Exchange since 1984, and a director of NYMEX Holdings from 1998 to 2004. Ms. Boyd was a gasoline trader on the NYMEX Exchange from 1987 to 2003. Ms. Boyd has been the President of the NYMEX Charitable Foundation and the NYMEX PAC since January 2004 and continues to serve as Chairman of the New York Mercantile Exchange Charitable Assistance Fund.

SAMUEL GAER	Chief Information Officer	Age 40

Mr. Gaer was appointed as Chief Information Officer in 2003. Mr. Gaer has been involved with the commodities industry since he was fifteen years old, working as a clerk on the COMEX trading floor. Mr. Gaer became a member of the COMEX Division in 1988. In 1991, Mr. Gaer formed Uptick Trading, which merged into Millennium Copper Group, Inc. in 1993. Mr. Gaer left the trading floor in 1998 in order to devote more time to trading software development and architecture, and subsequently founded TradingGear.com, a trading software development company. Mr. Gaer served as the interim Chief Executive Officer of NYMEX Europe Exchange Holdings Limited and NYMEX Europe Limited from inception until February 2006.

SEAN KEATING	Senior Vice President—Clearing Services Class A Member from 2003 until 2004	Age 41

Mr. Keating was appointed as Senior Vice President of Clearing Services in 2004. Mr. Keating joined the Company from Pioneer Futures, Inc., a former Exchange clearing member, where he had been employed for over 16 years and served as its President since 1998. Mr. Keating had also served as President of Pioneer Capital Corp., a self-clearing National Association of Securities Dealers and New York Stock Exchange broker dealer. Mr. Keating originally worked in the Company’s Compliance department in 1987 as a trade practice analyst, where he was responsible for investigating violations of trade practices.

RICHARD KERSCHNER	Senior Vice President—Corporate Governance and Strategic Initiatives	Age 40

Mr. Kerschner was appointed as Senior Vice President of Corporate Governance and Strategic Initiatives in October 2005. Mr. Kerschner joined the Company in July 2004 as Associate General Counsel and Director —Office of Corporate Governance. He was promoted to Associate General Counsel and Vice President of Corporate Governance in December 2004. Prior to joining the Company, Mr. Kerschner served, on a consulting basis, as a Senior Advisor and Special Counsel to the legal department of T-Mobile USA. From April 2000 to February 2004, Mr. Kerschner was employed by SmartServ Online, Inc., a Nasdaq-listed mobile data company, most recently as the Senior Vice President, General Counsel and Secretary. From November 1997 to April 2000, Mr. Kerschner was employed by Omnipoint Communications, a Nasdaq-listed wireless telecommunications carrier currently part of T-Mobile USA, most recently as the Managing Counsel. Prior to joining Omnipoint, Mr. Kerschner practiced law in a New Jersey law firm. Mr. Kerschner received a bachelors degree from the University of Pennsylvania in 1988 and a juris doctor from Georgetown University Law Center in 1991. He subsequently received a Certificate in Investment Banking from New York University and served as a barrister with the Bankruptcy American Inns of Court.

THOMAS LASALA	Chief Regulatory Officer	Age 45

Mr. LaSala was appointed Chief Regulatory Officer in November 2006. Mr. LaSala had previously served as Senior Vice President of Compliance and Risk Management since 2002. Mr. LaSala joined NYMEX Holdings in 1984 and worked in market surveillance as an analyst and director before being promoted to Vice President of Compliance in December 1993. Mr. LaSala oversees all aspects of regulatory compliance including trade practice, risk management, and market and financial surveillance. Mr. LaSala is also a director of the Futures Industry Association Futures Services Division and serves on the Joint Compliance Committee of all of the U.S. futures exchanges. Mr. LaSala received a Bachelor of Science degree in Business Administration with a concentration in Finance/Economics from Marist College in 1983.

ROBERT LEVIN	Senior Vice President—Research	Age 51

Mr. Levin serves as Senior Vice President of Research and has been a Senior Vice President since 1993. Mr. Levin is responsible for the development and maintenance of the Company’s research efforts. Mr. Levin has been active in the development, maintenance, and refurbishing of all of the Exchange’s energy contracts. Mr. Levin was instrumental in the introduction of the slate of NYMEX ClearPort ® products. Mr. Levin has been among the major participants in restructuring proceedings governing the electric utility industry both at the state and federal levels. He represents NYMEX Holdings on advisory panels for the National Petroleum Council that study key industry issues. Mr. Levin is the Chief Executive Officer of Russian Energy Futures Limited, a NYMEX Holdings joint venture. Mr. Levin was the Vice President of Product Development from 1991 until 1993. Mr. Levin has been with the Company since 1987.

JOSEPH RAIA	Senior Vice President—Marketing	Age 49

Mr. Raia was appointed as Senior Vice President of Marketing in 2004. Mr. Raia had served as the Vice President of Marketing in 2004 and Director of Marketing from 2001 to 2004. Mr. Raia has over 22 years of professional experience in the energy and transportation sectors. From 2000 to 2001, Mr. Raia was the Senior Vice President, Senior Oil and Gas On-Air Analyst and Anchor at JAG Media Holdings, where he reported on energy equities and commodities.

KENNETH SHIFRIN	Chief Financial Officer	Age 49

Mr. Shifrin was appointed Chief Financial Officer in October 2006. Mr. Shifrin previously served as Senior Vice President of Finance since January 2006 and as acting Chief Financial Officer from June 2005 to March 2006. Mr. Shifrin joined the Company in January 2004 as Vice President & Controller. Prior to joining the Company, Mr. Shifrin served as Global Controller of Electronic Broking Systems. Prior to that, Mr. Shifrin held several senior financial roles, including Chief Financial Officer of Gateway Logistics, Corp., and Chief Financial Officer and Vice President of Finance for Hirsch International, Corp. Mr. Shifrin is a certified public accountant.

IAN WALL	Senior Vice President—Technology	Age 38

Ian Wall was promoted to Senior Vice President of Technology in December 2006. In June 2004, Mr. Wall joined the Company as a Vice President of Software Development. Prior to joining the Company, Mr. Wall was employed by Comforce IT, an information technology consulting firm, for eight years. From 2000 until 2003, Mr. Wall was exclusively consulting for TradinGear, Inc. In 2003, upon the Company’s acquisition of TradinGear, Inc., Mr. Wall was retained as an information technology consultant to the Exchange. Mr. Wall graduated with honors from the University of Sheffield in England with a Bachelor of Science degree in computer science.

DIRECTOR NOMINATION PROCESS

The Company’s Charter provides that 8 out of 15 directors shall be independent with 3 of them being designated as public directors as determined in accordance with the principles of the CFTC. The Company’s Charter also requires that the officer employed as the President of the Company be nominated to the board of directors. In addition, pursuant to existing contractual arrangements with General Atlantic, for as long as General Atlantic holds 80% of the shares it originally acquired, on an as converted basis, the board of directors shall nominate and unanimously recommend to the stockholders one General Atlantic designee.

The Corporate Governance and Nominating Committee is a standing committee of the board of directors that leads the board of directors’ nomination process. The committee is comprised of five directors, each of whom are independent. The nomination process involved a careful examination of the performance and qualifications of each incumbent director and potential nominees before deciding whether to recommend the person to the full board of directors for nomination. The board believes that the business experience of its directors has been, and continues to be, critical to the Company’s success. Directors should also possess integrity, independence, energy, forthrightness, analytical skills and commitment to devote the necessary time and attention to the Company’s affairs. The directors must possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

In addition, the Corporate Governance and Nominating Committee reviewed each nominee’s relationship with the Company in order to determine whether the nominee can be designated as independent or as a public director. In making such determinations, the board of directors observed all criteria for independence established by the SEC, the New York Stock Exchange (the “NYSE”) and the CFTC. To be considered independent, the board of directors must affirmatively determine that the director has no material relationship with the Company. The board has established the following guidelines to assist it in determining director independence and believes that a director will not be considered independent if:

(i)	within the last three years the director was an employee of the Company or an immediate family member was an executive officer of the Company;

(ii)	the director or an immediate family member received, during any 12-month period within the last three years, more than $100,000 per year in direct compensation from the Company (other than director and committee fees and pension or other deferred compensation);

(iii)	the director or an immediate family member is a partner of the Company’s independent registered public accountant; the director is a current employee of such firm; a member of the director’s immediately family is an employee of such firm and participates in the firm’s audit, assurance or tax compliance practice; or the director or immediate family member was within the last three years a partner or employee of such firm and worked on the Company’s audit;

(iv)	within the last three years an executive officer of the Company served on the compensation committee of another company that employed the director, or an immediate family member of the director, as an executive officer;

(v)	the director is a current employee, or has an immediate family member who is an executive officer, of a company that made payments to, or received payments from, the Company in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(vi)	the director is an executive officer of a charitable organization and the annual contributions of the Company to the organization (exclusive of gift-match payments) exceed the greater of $1 million or 2% of the organization’s total annual revenues;

(vii)	the director is a partner of or of counsel to a law firm that performs substantial legal services to the Company on a regular basis; or

(viii)	the director is a partner, officer or employee of an investment bank or consulting firm that performs substantial services to the Company on a regular basis.

The board of directors has also determined that a director who acts as a floor broker, floor trader, employee or officer of a futures commission merchant, Exchange clearing member firm or other similarly situated person that intermediates transactions in or otherwise uses Exchange products and services shall be presumed to be independent, if the director otherwise satisfies all of the independence standards of the NYSE and such transactions are made in the ordinary course of business of the Exchange on terms consistent with those prevailing at the time for corresponding transactions by similarly situated, unrelated third parties.

Applying these guidelines and principles, the board of directors, on the recommendation of the Corporate Governance and Nominating Committee, determined that Messrs. Ford, Gordon, Gralla, Maxwell and Rappaport are independent and that Messrs. Falis, Steele and Suskind are independent and can also be designated as “public directors.” Mr. Maxwell was one of several candidates identified by the Company’s management and other members of the board for consideration by the Corporate Governance and Nominating Committee. All director nominees other than Mr. Maxwell are incumbent members of the board of directors.

The Corporate Governance and Nominating Committee generally identifies potential candidates through recommendations by the Company’s management, other members of the board and stockholders. Stockholders may submit recommendations to the members of the Corporate Governance and Nominating Committee by submitting them in writing to the address listed under Stockholder—Director Communications on page 14.

The Corporate Governance and Nominating Committee operates under the Corporate Governance and Nominating Committee Charter, adopted and approved by the board of directors. A copy of the charter appears on the Company’s Internet site at www.nymex.com (click on “Shareholder Relations,” “Investor Relations,” “Corporate Governance Library” and then “Corporate Governance and Nominating Committee Charter”). Additionally, a copy of the charter may be obtained by writing the Investor Relations Department at NYMEX Holdings, Inc., One North End Avenue, World Financial Center, New York, NY 10282-1101 Attn: Investor Relations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with by the respective reporting persons, except that individual Forms 4—“Statement of Changes in Beneficial Ownership of Securities,” which the Company had undertaken to file on behalf of each of directors Stephen Ardizzone, Eric Bolling, Neil Citrone, Harvey Gralla, David Greenberg and Robert Halper, and a Form 3—“Initial Statement of Beneficial Ownership of Securities,” which the Company had undertaken to file on behalf of officer Ian Wall, were filed late.

STOCKHOLDER PROPOSALS

Proposals that stockholders wish to be included in next year’s Proxy Statement for the Annual Meeting to be held in 2008 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Office of the Corporate Secretary at the Company’s principal offices at One North End Avenue, New York, New York 10282-1101 no later than December 11, 2007.

The bylaws of the Company that were adopted in connection with the Company’s initial public offering include advance notice provisions that require stockholders desiring to bring nominations for directors or other business before an annual meeting of stockholders to do so in accordance with the terms of the advance notice provisions, regardless of whether the stockholder seeks to include such matters in the proxy statement pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2008 annual meeting of stockholders other than pursuant to Rule 14a-8 must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than January 11, 2008, and no later than February 10, 2008. You can obtain a copy of the Company’s bylaws by writing the Office of the Corporate Secretary at One North End Avenue, World Financial Center, New York, NY 10282-1101. The Company’s bylaws are also available on the Company’s Internet site at www.nymex.com (click on “Shareholder Relations,” “Investor Relations,” “Corporate Governance Library” and then “NYMEX Holdings, Inc.—Bylaws”).

ADDITIONAL INFORMATION

For your convenience, please note the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on the Company’s website at www.nymex.com (click on “Shareholder Relations,” “Investor Relations,” and then “SEC Filings”) as well as the SEC’s website at www.sec.gov through the Filings and Forms (EDGAR) pages. In addition, shareholders are entitled to receive, upon written request and without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Please direct such requests to NYMEX Holdings, Inc., One North End Avenue, New York, New York 10282-1101, Attention: Investor Relations.

While the board of directors has not adopted a formal policy regarding directors’ attendance at the Company’s Annual Meeting, directors do not typically attend such meetings. At the Company’s 2006 Annual Meeting, two members of the Company’s board of directors were in attendance.

OTHER MATTERS

The Company’s management knows of no matters, other than the foregoing, that will be presented for action at the Annual Meeting.

By Order of the Board of Directors of

NYMEX Holdings, Inc.

DONNA TALAMO

Assistant Corporate Secretary

Dated: April 9, 2007

PROXY CARD	PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF

NYMEX HOLDINGS, INC.

May 10, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

FACSIMILE - Fax completed proxy card to 1-718-765-8730.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES, www.voteproxy.com or by facsimile at 1-718-765-8730 up until 11:59 PM (New York Time) on May 9, 2007.

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone, the Internet or facsimile.  ¯

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class I (terms expire in 2008) and Class II (terms expire in 2009) Directors:					PLEASE VOTE BY CHECKING THE APPROPRIATE BOX ON THE LEFT SIDE OF THIS PROXY CARD.
	NOMINEES:	Class		Class
☐ FOR ALL NOMINEES	O James Newsome	I	O Neil Citrone	II	CLASS I DIRECTORS	CLASS II DIRECTORS
	O Dennis Suskind	I	O Frank Siciliano	II	(terms expire in 2008)	(terms expire in 2009)
☐ WITHHOLD AUTHORITY	O William Ford	I
FOR ALL NOMINEES	O Harvey Gralla	I			PRESIDENT DIRECTOR (1)	CHAIRMAN (1)
	O William Maxwell	I			James Newsome	Richard Schaeffer
☐ FOR ALL EXCEPT	O Stephen Ardizzone	I			PUBLIC (1)	VICE CHAIRMAN (1)
(See instructions below)	O A. George Gero	I			Dennis Suskind	Robert Halper
	O Richard Schaeffer	II			INDEPENDENT (3)	PUBLIC (2)
	O Robert Halper	II			William Ford	Melvyn Falis
	O Melvyn Falis	II			Harvey Gralla	Robert Steele
	O Robert Steele	II			William Maxwell	INDEPENDENT (2)
	O Thomas Gordon	II			AT LARGE (2)	Thomas Gordon
	O Daniel Rappaport	II			Stephen Ardizzone	Daniel Rappaport
					A. George Gero	AT LARGE (2)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●						Neil Citrone Frank Siciliano
I hereby constitute and appoint Ms. Donna Talamo and Messrs. Christopher Bowen and Richard Kerschner, and any of them, with full power of substitution, as my proxy or proxies, to appear for me in my name, place and stead to cast in accordance with my proxy card all votes that I cast at the Annual Meeting of Stockholders of NYMEX Holdings, Inc. to be held on May 10, 2007, and at any adjournment thereof. MY PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, MY SIGNED PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED ABOVE. Discretionary authority is hereby conferred as to administrative matters regarding the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY CARD	PROXY CARD

NYMEX HOLDINGS, INC.

One North End Avenue, World Financial Center

New York, NY 10282-1101

Investor Relations: Telephone Number: (212) 299-2669

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint Ms. Donna Talamo and Messrs. Christopher Bowen and Richard Kerschner, and any of them, with full power of substitution, as my proxy or proxies, to appear for me in my name, place and stead to cast in accordance with my proxy card all votes that I cast at the Annual Meeting of Stockholders of NYMEX Holdings, Inc. to be held on May 10, 2007, and at any adjournment thereof. MY PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, MY SIGNED PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE. Discretionary authority is hereby conferred as to administrative matters regarding the meeting.

(Continued and to be signed on the reverse side.)